BerryDunn

SBM FINANCIAL, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

and

SUPPLEMENTARY INFORMATION

December 31, 2014, 2013 and 2012

With Report of Independent Registered Public Accounting Firm

BerryDunn

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
SBM Financial, Inc. and subsidiaries

We have audited the accompanying consolidated balance sheets of SBM Financial, Inc. and subsidiaries as of December 31, 2014 and 2013, and the related consolidated statements of operations, comprehensive income (loss), changes in equity capital, and cash flows for each of the three years in the period ended December 31, 2014. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and, with respect to The Bank of Maine (a subsidiary, the Bank), the standards applicable to financial audits contained in *Government Auditing Standards*, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of SBM Financial, Inc. and subsidiaries as of December 31, 2014 and 2013, and the consolidated results of their operations and their consolidated cash flows for each of the three years in the period ended December 31, 2014 in conformity with accounting principles generally accepted in the United States of America.

Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The accompanying supplementary information is presented for purposes of additional analysis as required by the *Consolidated Audit Guide for Audits of HUD Programs* issued by the U.S. Department of Housing and Urban Development (HUD), Office of Inspector General, and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated financial statements. Such information has been subjected to the auditing procedures applied in the audits of the consolidated financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated financial statements or to the consolidated financial statements themselves, and other additional procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States). In our opinion, the supplementary information is fairly stated, in all material respects, in relation to the consolidated financial statements taken as a whole.

In accordance with *Government Auditing Standards*, we have also issued our report dated March 31, 2015 on our consideration of the Bank's internal control over financial reporting and on our tests of its compliance with certain provisions of laws, regulations, contracts, and grant agreements and other matters. The purpose of that report is to describe the scope of our testing of internal control over financial reporting and compliance and the results of that testing, and not to provide an opinion on internal control over financial reporting or on compliance. That report is an integral part of an audit performed in accordance with *Government Auditing Standards* in considering the Bank's internal control over financial reporting and compliance.

Berry Dunn McNeil & Parker, LLC

Portland, Maine
March 31, 2015

SBM FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

December 31, 2014 and 2013

ASSETS

	2014	2013
Cash and due from banks	$ 10,557,133	$ 11,861,017
Interest-bearing deposits in banks	24,518,232	18,370,489
Total cash and cash equivalents	35,075,365	30,231,506
Securities held-to-maturity (fair value of $84,310,626 and $77,440,447 at December 31, 2014 and 2013)	81,852,434	78,749,186
Securities available-for-sale	1,359,600	1,285,207
Federal Home Loan Bank of Boston stock, at cost	3,816,200	3,816,200
Loans held for sale	6,717,324	2,977,973
Loans receivable, net of allowance for loan losses of $8,041,766 and $8,673,260 at December 31, 2014 and 2013	622,968,337	569,880,240
Premises and equipment, net	21,057,553	22,467,620
Other real estate owned	858,595	1,361,172
Accrued interest receivable	1,742,691	1,903,536
Deferred tax asset	25,636,222	26,702,703
Loan servicing rights	1,852,969	2,202,399
Other assets	3,289,552	3,891,103
	$806,226,842	$745,468,845

The accompanying notes are an integral part of these consolidated financial statements.

LIABILITIES AND EQUITY CAPITAL

	2014	2013
Liabilities		
Deposits	**$ 656,951,549**	$ 624,624,120
Securities sold under agreements to repurchase	**25,070,718**	17,565,729
Escrow accounts	**786,030**	993,552
Accrued interest and other liabilities	**8,565,449**	9,423,721
Federal Home Loan Bank advances	**20,000,000**	-
Note payable	**9,000,000**	9,000,000
Total liabilities	**720,373,746**	661,607,122
Commitments and contingencies (Notes 11 through 16, and 18)		
Equity capital		
Preferred stock, $.01 par value; 50,000,000 shares authorized; no shares issued and outstanding at December 31, 2014 and 2013	**-**	-
Common stock, $.01 par value; 100,000,000 shares authorized; 632,750 and 630,750 shares issued, 613,424 and 612,560 shares outstanding at December 31, 2014 and 2013, respectively	**6,134**	6,126
Additional paid-in capital	**56,367,659**	56,232,087
Retained earnings	**29,768,224**	28,081,735
Accumulated other comprehensive income (loss)		
Net unrealized appreciation on securities available-for-sale, net of deferred income tax	**527,755**	478,657
Net unrealized loss on securities transferred to held-to-maturity, net of deferred income tax	**(816,676)**	(936,882)
Total equity capital	**85,853,096**	83,861,723
	$ 806,226,842	$ 745,468,845

SBM FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

Years Ended December 31, 2014, 2013 and 2012

	2014	2013	2012
Interest and dividend income			
Interest and fees on loans	$ 26,315,528	$ 27,143,239	$ 26,237,595
Interest and dividends on investments	2,415,980	984,298	1,353,648
Other interest-earning assets	132,227	171,734	152,650
Total interest and dividend income	28,863,735	28,299,271	27,743,893
Interest expense			
Deposits	2,586,669	2,823,791	3,197,053
Securities sold under agreements to repurchase	58,160	64,110	91,488
Federal Home Loan Bank advances	39,092	-	-
Note payable	456,250	456,250	457,500
Total interest expense	3,140,171	3,344,151	3,746,041
Net interest income	25,723,564	24,955,120	23,997,852
Provision for (reduction in) loan losses	1,000,000	500,000	(103,000)
Net interest income after provision for loan losses	24,723,564	24,455,120	24,100,852
Non-interest income			
Service charges on deposit accounts	1,982,732	2,254,177	1,972,855
Loan servicing fees and fair value adjustment	436,302	1,258,748	796,317
Rental income	243,955	396,464	498,700
Net debit and credit card income	1,063,668	1,112,743	965,998
Brokerage, advisory and insurance sales income	539,844	677,321	583,050
Net gain and fees on sale of residential loans	3,072,820	3,429,073	5,461,620
Net gain and fees on sale of commercial loans	-	705,309	-
Net gain on sale of other real estate owned	15,039	74,675	46,396
Net gain (loss) on sale of premises and equipment	55,830	601,881	(7,639)
Loss on asset impairment	-	(247,593)	-
Net gain on sale of branch operations	-	2,547,010	-
Net gain on sale of subsidiary	-	-	97,500
Realized gain on sale of securities	93,925	29,312	1,495,645
Other non-interest income	552,322	854,173	1,077,030
Total non-interest income	8,056,437	13,693,293	12,987,472
Non-interest expense			
Salaries and employee benefits	15,725,248	20,053,918	20,589,004
Occupancy and equipment	5,655,557	6,089,180	6,416,018
Other real estate owned write-down	49,410	349,135	1,345,486
Other non-interest expense	8,646,427	10,598,048	10,878,640
Total non-interest expense	30,076,642	37,090,281	39,229,148
Income (loss) before income taxes	2,703,359	1,058,132	(2,140,824)
Income tax expense (benefit)	1,016,870	479,435	(1,136,252)
Net income (loss)	$ 1,686,489	$ 578,697	$ (1,004,572)
Per common share data:			
Basic earnings (loss) per share	$ 2.75	$ 0.95	$ (1.65)
Diluted earnings (loss) per share	$ 2.75	$ 0.95	$ (1.65)

The accompanying notes are an integral part of these consolidated financial statements.

SBM FINANCIAL, INC. AND SUBSIDIARIES

Statements of Comprehensive Income (Loss)

Years Ended December 31, 2014, 2013 and 2012

	2014	2013	2012
Net income (loss)	$ 1,686,489	$ 578,697	$ (1,004,572)
Other comprehensive income (loss), net of tax			
Unrealized appreciation (depreciation) on securities available-for-sale:			
Unrealized gains (losses) arising during the year	168,317	(1,584,041)	2,079,919
Tax effect	(57,228)	538,574	(707,172)
	111,089	(1,045,467)	1,372,747
Reclassification adjustment for gains included in net income or loss[1]	(93,925)	(29,312)	(1,495,645)
Tax effect[3]	31,934	9,966	508,519
	(61,991)	(19,346)	(987,126)
	49,098	(1,064,813)	385,621
Reclassification adjustment for amortization of unrealized losses on securities transferred to held-to-maturity[2]	182,130	33,542	-
Tax effect[3]	(61,924)	(16,578)	-
	120,206	16,964	-
Other comprehensive income (loss)	169,304	(1,047,849)	385,621
Total comprehensive income (loss)	$ 1,855,793	$ (469,152)	$ (618,951)

(1) Reclassified into the consolidated statements of operations in realized gain on sale of securities.

(2) Reclassified into the consolidated statements of operations in interest and dividends on investments.

(3) Reclassified into the consolidated statements of operations in income tax expense (benefit).

The accompanying notes are an integral part of these consolidated financial statements.

SBM FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Changes in Equity Capital

Years Ended December 31, 2014, 2013 and 2012

	Preferred Stock	Common Stock	Additional Paid-in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total
Balance, December 31, 2011	$ -	$ 6,045	$ 55,596,020	$ 28,057,271	$ 204,003	$ 83,863,339
Net loss	-	-	-	(1,004,572)	-	(1,004,572)
Other comprehensive income	-	-	-	-	385,621	385,621
Total comprehensive loss						(618,951)
Change to fair value accounting for loan servicing rights, net of income tax expense of $231,998	-	-	-	450,339		450,339
Issuance of common stock under stock compensation plan	-	52	(52)	-	-	-
Repurchase of common stock	-	(4)	(42,896)	-	-	(42,900)
Stock-based compensation expense	-	-	408,991	-	-	408,991
Balance, December 31, 2012	-	6,093	55,962,063	27,503,038	589,624	84,060,818
Net income	-	-	-	578,697	-	578,697
Other comprehensive loss	-	-	-	-	(1,047,849)	(1,047,849)
Total comprehensive loss						(469,152)
Issuance of common stock under stock compensation plan	-	33	(33)	-	-	-
Stock-based compensation expense	-	-	270,057	-	-	270,057
Balance, December 31, 2013	-	6,126	56,232,087	28,081,735	(458,225)	83,861,723
Net income	-	-	-	**1,686,489**	-	**1,686,489**
Other comprehensive income	-	-	-	-	**169,304**	**169,304**
Total comprehensive income						**1,855,793**
Issuance of common stock under stock compensation plan	-	**8**	**(8)**	-	-	-
Stock-based compensation expense	-	-	**135,580**	-	-	**135,580**
Balance, December 31, 2014	$ -	**$ 6,134**	**$ 56,367,659**	**$ 29,768,224**	**$ (288,921)**	**$ 85,853,096**

The accompanying notes are an integral part of these consolidated financial statements.

SBM FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

Years Ended December 31, 2014, 2013 and 2012

	2014	2013	2012
Cash flows from operating activities			
Net income (loss)	$ 1,686,489	$ 578,697	$ (1,004,572)
Adjustments to reconcile net income (loss) to net cash provided by (used) in operating activities			
Depreciation and amortization	1,746,119	2,091,678	2,367,466
Net amortization of premiums and discounts on securities	(19,677)	406,640	623,379
Amortization of unrealized holding losses on securities transferred to held-to-maturity	182,130	33,542	-
Other real estate owned write-down	49,410	349,135	1,345,486
Provision for (reduction in) loan losses	1,000,000	500,000	(103,000)
Increase in net deferred loan costs	(849,965)	(817,542)	(2,336,107)
Net (gain) loss on sale of premises and equipment	(55,830)	(601,881)	7,639
Net gain on sale of other real estate owned	(15,039)	(74,675)	(46,396)
Net gain on sale of branch operations	-	(2,547,010)	-
Net gain on sale of loans	(2,634,121)	(3,568,475	(4,460,888)
Net gain on sales of securities	(93,925)	(29,312)	(1,495,645)
Impairment of premises and equipment	-	247,593	-
Gain on sale of subsidiary	-	-	(97,500)
Deferred income taxes	602,364	459,520	(1,165,220)
Stock-based compensation expense	135,580	270,057	408,991
Decrease in accrued interest receivable and other assets	762,396	19,660	1,200,050
(Increase) decrease in loan servicing rights	349,430	(425,118)	(471,141)
(Decrease) increase in accrued expenses and other liabilities	(481,374)	1,430,411	(694,548)
Loans originated for sale	(141,677,362)	(172,438,430)	(158,054,619)
Proceeds from sale of loans held for sale	140,572,132	172,917,335	175,620,753
Net cash provided by (used in) operating activities	1,258,757	(1,198,175)	11,644,128
Cash flows from investing activities			
Proceeds from sale of premises and equipment	416,813	4,316,738	-
Net cash settlement on branch divestiture	-	(45,819,272)	-
Proceeds from sale of subsidiary	-	-	122,500
Additions to premises and equipment	(840,000)	(935,478)	(3,915,751)
Loan originations and principal collections, net	(54,695,297)	(9,436,468)	(32,959,434)
Proceeds from the sale of other real estate owned	2,132,647	6,160,949	10,388,951
Cash paid for costs capitalized in other real estate owned	(64,312)	(116,896)	(259,382)
Redemption of Federal Home Loan Bank stock	-	485,200	481,000
Purchase of securities available-for-sale	(9,509,279)	(19,844,277)	(247,520,223)
Purchase of securities held-to-maturity	(9,560,000)	(25,577,716)	-
Proceeds from principal payments on securities held-to-maturity	6,480,804	996,936	-
Proceeds from sales, calls, maturities and principal payments of securities available-for-sale	9,598,830	25,777,619	265,623,255
Net cash used in investing activities	(56,039,794)	(63,992,665)	(8,039,084)

(Continued next page)

The accompanying notes are an integral part of these consolidated financial statements.

SBM FINANCIAL, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows (Concluded)

Years Ended December 31, 2014, 2013 and 2012

	2014	2013	2012
Cash flows from financing activities			
Net increase in deposits	$ 32,327,429	$ 36,224,832	$ 8,560,322
Net (decrease) increase in escrow accounts	(207,522)	129,442	(122,986)
Net change in securities sold under agreements to repurchase	7,504,989	(6,832,910)	(1,566,395)
Net increase in short-term advances	20,000,000	-	-
Repurchase of common stock	-	-	(42,900)
Net cash provided by financing activities	59,624,896	29,521,364	6,828,041
Net increase (decrease) in cash and cash equivalents	4,843,859	(35,669,476)	10,433,085
Cash and cash equivalents, beginning of year	30,231,506	65,900,982	55,467,897
Cash and cash equivalents, end of year	$ 35,075,365	$ 30,231,506	$ 65,900,982
Supplementary cash flow information:			
Cash paid for interest on deposits, borrowed funds, and note payable	$ 2,688,543	$ 2,893,616	$ 3,788,041
Cash paid for income taxes	118,900	26,168	48,868
Non-cash transactions			
Transfers from loans receivable to other real estate owned	1,422,166	2,234,103	4,196,310
Transfer from premises and fixed assets to other real estate owned	142,964	-	-
Transfers from loans held for sale to loans held for investment	-	14,221,572	3,397,565
Transfer of securities available-for-sale to held-to-maturity	-	55,634,504	-

The accompanying notes are an integral part of these consolidated financial statements.

Nature of Business

SBM Financial, Inc. (the Company) is a federal savings bank holding company, organized under the laws of the state of Maryland. The Company is regulated by the Federal Reserve Bank.

The Company's wholly-owned subsidiary, The Bank of Maine (the Bank), is a federal savings bank formerly regulated by the Office of Thrift Supervision (OTS) and now regulated by the Office of the Comptroller of the Currency (OCC). The Bank's deposits are insured by the Federal Deposit Insurance Corporation (FDIC), to the extent provided by FDIC.

The Bank provides a full range of banking services to individual and corporate customers from twenty-four offices in Downeast, Central and Southern Maine. The Bank's wholly-owned subsidiary, Healthcare Professional Funding Corporation, has its headquarters in Boston, Massachusetts from which it engages in lending to dentists, ophthalmologists, and veterinarians throughout the United States. The Bank formerly offered real estate title services through Yankee Title and mail processing services though Cobbossee Service Corporation, each of which were subsidiaries of the Bank. The assets of Yankee Title were sold in 2012 and the subsidiary was dissolved. The operations of Cobbosee Service Corporation were terminated in 2012 and the subsidiary was dissolved. The results of operations of these subsidiaries are not presented as discontinued operations in the consolidated statements of operations because they were not significant to the financial condition and results of operations of the Company. The Bank provides investment and insurance products to the Bank's customers through Cetera Investment Services LLC (formerly Primevest Financial Services, Inc.), an independently-owned company. The Bank also owns subsidiaries which hold other real estate owned.

Corporate History and Restructuring

In 2008, the ownership structure of the Bank was reorganized so that the Bank was owned by Savings Bank of Maine Bancorp (Bancorp), a federal mid-tier holding company, and Bancorp was owned by Savings Bank of Maine, MHC (MHC), a federal mutual holding company.

In May 2010, MHC was merged with and into Bancorp and then Bancorp was merged with and into the Company, a newly-formed Maryland corporation. At the time of these mergers, the Company was capitalized with $60,000,000 of common stock in a private placement transaction. These mergers and capitalization, and the creation of the Company as a privately-owned federal savings bank holding company, were approved on May 7, 2010 by the OTS pursuant to a Plan of Voluntary Supervisory Conversion (the Restructuring).

On June 21, 2012, the Bank entered into a Formal Agreement with the OCC (Formal Agreement) which required the Bank to take certain corrective actions. By virtue of the Formal Agreement, the Bank was designated in "troubled condition" as set forth in 12 C.F.R. §163.555. On October 14, 2014, the OCC terminated the Formal Agreement and the "troubled condition" designation of the Bank. Similarly, the Company was no longer designated as in "troubled condition" as of January 13, 2015.

1. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The accompanying consolidated financial statements include the accounts of SBM Financial, Inc., the Bank and the Bank's wholly-owned subsidiaries, Healthcare Professional Funding Corporation, Whiskeag-Bath, Inc., Property T, Inc., Property T2, Inc., Property P, Inc. and SBM Property A, Inc. (collectively referred to as the Company). All intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates

In preparing consolidated financial statements in conformity with accounting principles generally accepted in the United States of America (GAAP), management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities as of the date of the balance sheet and reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near term relate to the determination of the allowance for loan losses, the valuation of other real estate owned (REO), loans held for sale, loan servicing rights, and deferred tax assets. In connection with the determination of the allowance for loan losses and the carrying value of other real estate owned, management obtains independent appraisals for significant properties. The valuation of loans held for sale is based on commitments from investors or prevailing market prices, sale agreements, recent purchase offers and recent sale transactions for comparable assets.

The Company records a net deferred tax asset to the extent management believes these assets will more likely than not be realized. In making such determinations, management considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. In the event management determines that the Company would not be able to realize the deferred income tax assets in the future, an adjustment to the valuation allowance would be recognized that would increase income tax expense.

Reclassifications

Certain amounts in prior periods have been reclassified to conform to the current presentation.

Segments

The Company, through the operations of its subsidiary, The Bank of Maine, provides a broad range of financial services to individuals and companies primarily in Maine. Operations are managed and financial performance is evaluated on a bank-wide basis. Accordingly, all of the Company's banking operations are aggregated in one reportable operating segment.

Significant Group Concentrations of Credit Risk

A substantial portion of the Bank's loans are collateralized by real estate located in Maine. In addition, REO held by the Bank is located in Maine. Accordingly, the ultimate collectability of a substantial portion of the Bank's loan portfolio and the recovery of the carrying amount of REO are subject to changes in economic conditions in Maine. In addition to this geographic concentration, the Bank has a loan concentration, through its subsidiary, Healthcare Professional Funding Corporation, in loans to dentists, ophthalmologists and veterinarians. These loans are made throughout the United States. As of December 31, 2014 and 2013, these loans totaled $90.9 and $84.5 million, respectively, or 106% and 101% of the Company's total equity capital. The collectability of this type of loan may be susceptible to changes in consumer needs and the availability of reimbursement for medical care.

Cash and Cash Equivalents

For purposes of the consolidated statements of cash flows, cash and cash equivalents include cash and due from banks and interest-bearing deposits in banks. The Company's cash in bank deposit accounts, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant risk with respect to cash and cash equivalents.

Securities

Debt securities that management has the positive intent and ability to hold to maturity are classified as "held-to-maturity" and recorded at amortized cost. Securities not classified as held-to-maturity, including equity securities with readily determinable fair values, are classified as "available-for-sale" and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income or loss.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of individual equity securities that are deemed to be other-than-temporary are reflected in earnings when identified. For individual debt securities where the Bank does not intend to sell the security and it is not more likely than not that the Bank will be required to sell the security before recovery of its amortized cost basis, the other-than-temporary decline in the fair value of the debt security related to 1) credit loss is recognized in earnings, and 2) other factors is recognized in other comprehensive income or loss. Credit loss is deemed to exist if the present value of expected future cash flows is less than the amortized cost basis of the debt security. For individual debt securities where the Bank intends to sell the security or more likely than not will be required to sell the security before recovery of its amortized cost, the other-than-temporary impairment is recognized in earnings equal to the entire difference between the security's cost basis and its fair value at the balance sheet date. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

The Bank is a member of the Federal Home Loan Bank of Boston (FHLB) and as a requirement of membership owns a minimum amount of FHLB stock based on the type and level of its advances as further described in Note 10. For the years ended December 31, 2014, 2013 and 2012, FHLB paid dividends to the Bank totaling $56,766, $15,306 and $22,684, respectively. In 2014, 2013 and 2012, respectively, FHLB purchased excess FHLB stock from the Bank in the amount of $0, $485,200 and $481,000. A market for FHLB stock is not readily available and therefore the Bank's investment is carried at par value which also represents cost. The Bank continues to monitor its investment in FHLB stock.

Loans Held for Sale

Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value in the aggregate. Net unrealized losses, if any, are recognized through a valuation allowance by charges to earnings. Loans held for sale that were originally held for investment are recorded at the lower of cost or estimated fair value in the aggregate. Losses upon transition from loans held for investment to loans held for sale are recognized through the provision for loan losses to the extent not previously provided for and the corresponding loans are charged down to their estimated fair value through the allowance for loan losses.

Loans

The following accounting policies, related to accrual and non-accrual loans, apply to all loan segments and classes.

Loans that management has the intent and ability to hold for the foreseeable future or until maturity or pay-off are generally reported at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses, and any deferred fees or costs. Interest income is accrued on the unpaid principal balance.

Loan origination fees, net of certain direct origination costs, and fees paid on purchased loans are deferred and recognized as an adjustment of the related loan yield using the interest method.

In general, commercial non-real estate, commercial real estate and commercial construction loans are charged-off in part or in full if they are considered uncollectible. Residential real estate, construction and home equity loans are generally written down to the collectible amount when the loan is delinquent for 180 consecutive days. Secured consumer loans are charged-off if the loan is delinquent for 120 consecutive days. Unsecured consumer loans are charged-off when 90 days past due.

Past due status is determined based on contractual terms. In December 2014, the Bank changed its past due reporting policy. Loans with payments scheduled monthly are reported past due when the borrower is in arrears two or more monthly payments. The 2013 past due information in Note 5 has been reclassified to be on a comparative basis with 2014. The accrual of interest on all classes of loans is discontinued at the time the loan is 90 days delinquent. In all cases, loans are placed on non-accrual, or charged-off, at an earlier date, if collection of principal or interest is considered doubtful.

All interest accrued but not collected on loans that are placed on non-accrual or charged-off is reversed against interest income. The cash payments on these loans are applied to principal balances until the

loan qualifies for return to accrual status. Loans are returned to accrual status when all the principal and interest amounts contractually due are brought current and future payments are reasonably assured.

Allowance for Loan Losses

The allowance for loan losses is established for loan losses that are estimated to have occurred, through a provision for loan losses charged to earnings. A loan loss is charged against the allowance when management believes a loan balance is uncollectible. Subsequent recoveries, if any, are credited to the allowance.

The allowance for loan losses is evaluated by management on a regular basis and is based upon management's periodic review of the collectability of the Bank's loans in light of the Bank's historical experience with its loan portfolio, the nature and size of the Bank's loan portfolio, the ability of borrowers to repay their loans, the estimated value of any collateral securing the loans and prevailing economic conditions. Management follows a similar process to estimate its liability for off-balance-sheet commitments to extend credit and this estimate is included in other liabilities. This evaluation is subjective since it is based on estimates that are periodically revised to reflect current information and is susceptible to significant revision as more information becomes available.

The Bank periodically evaluates its larger-balance, non-homogeneous loans for impairment. A loan is considered impaired when management determines that it is probable that the Bank will be unable to collect all amounts due according to the original contractual terms of the loan agreement. Impairment is measured by the difference between the recorded investment in the loan (including accrued interest, net of deferred loan fees or costs, and the unamortized premium or discount) and the estimated present value of total expected future cash flows, discounted at the loan's effective rate or the fair value of the collateral, if the loan is collateral-dependent.

Management identifies and reviews all loans equal to or greater than $250,000 for impairment. Identification is based on one or more factors including: risk rating, delinquency, loan classification, non-accrual status, loans which are on a "watch list" and other criteria periodically determined by management.

If it is determined that a loan is not impaired, the loan will be grouped with other loans for consideration in developing the general reserve.

If it is determined that a loan is impaired, management measures the amount of impairment, which is included as a specific reserve within the allowance for loan losses. Subsequent evaluations of impairment and adjustments to the reserve are performed on a quarterly basis. If it is determined that an "impaired loan" has no impairment amount, the loan will remain segregated as impaired, but no reserve will be established. Subsequent evaluations of impairment, and adjustment to the reserve, are performed on a quarterly basis.

In addition, management will review for impairment any group of loans with similar risk/class characteristics but with individual balances less than $250,000, if borrowers with those risk characteristics or in that class have been adversely affected by business environment or other economic changes.

The Bank may periodically agree to modify the contractual terms of loans. When a loan is modified and a concession is made to a borrower experiencing financial difficulty, the modification is considered a troubled debt restructuring. All troubled debt restructured loans are considered impaired and are primarily measured using the present value of expected future cash flows. Troubled debt restructurings that are considered collateral-dependent are measured using the fair value of collateral. The determination of whether interest is accrued on troubled debt restructured loans is the same as for other impaired loans.

Estimating the Allowance for Loan Losses

The Bank's methodology for assessing the appropriateness of the allowance for loan losses consists of several key elements, including a general allowance based on a combination of historical loss factors and qualitative loss factors, a specific allowance for impaired loans, and a general unallocated allowance related to a risk assessment of the entire loan portfolio.

Qualitative factors used in calculating the general allowance include any inherent risks which may not be reflected in historical loss factors. For each loan class, qualitative factors are graded based on credit quality factors, including Pass/Watch, Special Mention, Substandard and Doubtful, as well as by various loan classes as further described below. The qualitative factors which management considers are:

- National economic stability
- Regional economic stability
- Real estate prices within the region
- General loan portfolio risk/maturity of cycle
- Trends in delinquencies
- Industry concentration within the portfolio
- Growth of loan portfolio
- Portfolio management
- External loan review
- Federal and/or state guaranty programs
- Competition within the Bank's markets
- Legal and regulatory environment

The general component of the allowance for loan losses is based on historical loss experience adjusted for qualitative factors stratified by various loan portfolio categories, subcategories and segments referenced below. Management uses an average of historical losses based on a time frame appropriate to capture relevant loss data for each portfolio segment. Management deems 36 months to be an appropriate time frame on which to base historical losses for each portfolio segment. Management follows a similar process to estimate its liability for off-balance-sheet commitments to extend credit.

The qualitative factors are determined based on the various risk characteristics of each portfolio segment. Risk characteristics relevant to each portfolio segment are as follows:

Commercial non-real estate: Loans in this segment are made to businesses and are generally secured by assets of the business. Repayment is expected from the cash flows of the business. A weakened economy will have an effect on the credit quality in this segment.

Commercial real estate and construction: Loans in this segment are primarily secured by income-producing properties or properties occupied by businesses. The cash flows generated by the properties may be adversely affected by a downturn in the economy. This would be evidenced by increased vacancy rates that will have an effect on the credit quality of this segment. Management obtains rent rolls and business financial statements no less than annually and continually monitors the cash flows of these loans.

Residential real estate and home equity lines of credit: All loans in this segment are collateralized by owner-occupied residential real estate, and repayment is dependent on the credit quality of the individual borrower. The overall health of the economy, including unemployment rates and housing prices, will have an effect on the credit quality of this segment.

Consumer: Repayment of loans in this segment is generally dependent on the credit quality of the individual borrower.

The specific allowance on an impaired loan is established when a loss is probable and can be estimated. Such a provision is based on management's estimate of the present value of total expected future cash flows or the fair value of the collateral for the loan, considering current and anticipated future market conditions, if the loan is collateral-dependent. When available information confirms that loans or portions thereof are uncollectible, these amounts are charged-off against the allowance for loan losses. Subsequent recoveries, if any, are credited to the allowance.

The general unallocated allowance is based upon management's evaluation of various factors that are not directly measured in the determination of the general and specific allowances. The unallocated component is maintained to cover uncertainties that could affect management's estimate of probable losses and reflects the margin of imprecision inherent in the underlying assumptions used in the methodologies for estimating allocated and general reserves in the portfolio. This evaluation is subjective and revised periodically as it requires estimates that are susceptible to significant revision as information changes.

For purposes of calculating the appropriate level of allowance for loan losses, the loan portfolio is currently segregated into various categories: Pass, Special Mention, Substandard, Doubtful and Loss. The Pass category is further segregated into two sub-categories: loans underwritten and originated under guidelines prior to the Restructuring of the Bank and loans underwritten and originated subsequent to the Restructuring.

Each of the above categories is further segmented by loan class and includes:

Commercial non-real estate
Commercial real estate
Commercial construction
Residential real estate
Home equity advances
Consumer

There were no changes in the Bank's accounting policies or methodology pertaining to the allowance for loan losses during the years ended December 31, 2014, 2013 and 2012.

Loan Servicing

Effective January 1, 2012, the Bank changed its method of accounting for loan servicing rights from the amortization method to the fair value measurement method. See Note 6.

The Company capitalizes and carries loan servicing rights at their estimated fair value. Capitalized servicing rights are reported on the balance sheet. Adjustments to fair value are recorded in non-interest income over the period of servicing.

The valuation of loan servicing rights is a critical accounting policy, which requires significant estimates and assumptions. The Company often sells loans it originates and retains the servicing of such loans, receiving a fee for these services. Servicing rights are recognized at fair value as a separate asset when servicing rights are acquired through the sale of loans. Management uses an independent firm which specializes in the valuation of servicing rights to determine fair value for each reporting date. The most important assumption in valuing servicing rights is the anticipated loan prepayment rate, with increases in prepayments resulting in lower valuations. Fair value adjustments are included in loan servicing fees on the Company's consolidated statements of operations.

Other Real Estate Owned

Assets acquired through, or in lieu of, loan foreclosure (REO) are held for sale and are initially recorded at fair value, less cost to sell, at the date of foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed by management and the assets are carried at the lower of carrying amount or the updated fair value, less cost to sell. Revenue and expenses from operations and changes in the valuation are included in net expenses from REO.

Advertising

Advertising costs are expensed as incurred. These costs were $420,425, $886,714 and $849,863 for the years ended December 31, 2014, 2013 and 2012, respectively.

Credit Related Financial Instruments

In the ordinary course of business, the Bank has entered into commitments to extend credit, including commercial letters of credit and standby letters of credit. Such financial instruments are recorded when they are funded.

Premises and Equipment

Land is carried at cost. Buildings and equipment are carried at cost, less accumulated depreciation computed primarily on the straight-line method over the estimated useful life of the assets. Leasehold improvements are amortized over the lesser of the lease terms or the estimated useful life of the assets.

Equity Incentive Plan

The Company expenses compensation costs associated with share-based payment transactions, such as options, restricted stock and restricted stock unit awards, in the financial statements over the requisite service (vesting) period.

Income Taxes

Deferred income tax assets and liabilities are determined using the liability (or balance sheet) method. Under this method, the net deferred tax asset or liability is determined based on the tax effects of the temporary differences between the book and tax bases of balance sheet assets and liabilities and operating losses and tax credits that are available to offset future taxable income, and gives current recognition to changes in tax rates and laws.

Comprehensive Income (Loss)

Accounting principles generally require that recognized revenue, expenses, gains and losses be included in net income (loss). Although certain changes in assets and liabilities, such as unrealized gains and losses on available-for-sale securities, are reported as a separate component of the equity capital section of the consolidated balance sheets, such items, along with net income (loss), are components of comprehensive income (loss).

Earnings (Loss) Per Common Share

Basic earnings (loss) per common share represents income or loss available to common stockholders divided by the adjusted weighted average number of common shares outstanding during the period. The adjusted weighted average number of common shares outstanding equals the weighted average of common shares issued less the average number of unvested restricted stock unit awards under the Equity Incentive Plan. Diluted earnings per common share, reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued. Potential common shares that may be issued by the Company relate to outstanding vested and unvested stock options and restricted stock unit awards and are determined using the treasury stock method.

The following table sets forth the computation of basic and diluted earnings (loss) per common share for the years ended December 31:

	2014	2013	2012
Net income (loss)	$ **1,686,489**	$ 578,697	$ (1,004,572)
Weighted average number of common shares issued	**630,835**	627,216	620,000
Less: average number of unvested restricted stock units	**17,376**	16,585	11,032
Adjusted weighted average number of common shares outstanding	**613,459**	610,631	608,968
Plus: dilutive effect of unvested restricted stock units	**-**	-	1,174
Diluted weighted average number of shares outstanding	**613,459**	610,631	610,142
Net income (loss) per share:			
Basic earnings (loss) per common share	$ **2.75**	$ 0.95	$ (1.65)
Diluted earnings (loss) per common share	$ **2.75**	$ 0.95	$ (1.65)

Due to the net loss in 2012, the 1,174 incremental shares from assumed conversion of restricted stock units into shares are not included in the computation of diluted loss per common share as the effect would be anti-dilutive.

There were 27,500, 28,100 and 24,150 stock options for the years ended December 31, 2014, 2013 and 2012, respectively, excluded from diluted earnings per share because they were out-of-the-money and their effect was anti-dilutive.

Recently Issued Accounting Pronouncements

In January 2014, Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-04, *Reclassification of Residential Real Estate Collateralized Consumer Mortgage Loans upon Foreclosure*. The amendments in this ASU clarify that an in substance repossession or foreclosure occurs, and a creditor is considered to have received physical possession of residential real estate property collateralizing a consumer mortgage loan, upon either (1) the creditor obtaining legal title to the residential real estate property upon completion of a foreclosure, or (2) the borrower conveying all interest in the residential real estate property to the creditor to satisfy that loan through completion of a deed in lieu of foreclosure or through a similar legal agreement. Additionally, the amendments require disclosure of both (1) the amount of foreclosed residential real estate property held by the creditor, and (2) the recorded investment in consumer mortgage loans collateralized by residential real estate property that are in the process of foreclosure. The amendments in this ASU are effective for annual periods beginning after December 15, 2014. Management has reviewed the ASU and does not believe that it will have a material effect on the Company's consolidated financial statements.

In May 2014, FASB issued ASU No. 2014-09, *Revenue from Contracts with Customers* (Topic 606). The ASU was issued to clarify the principles for recognizing revenue and to develop a common revenue standard. The ASU is effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. The Company is currently evaluating the potential impact of the ASU on its consolidated financial statements.

In June 2014, FASB issued ASU No. 2014-11, Transfers and Servicing (Topic 860): *Repurchase-to-Maturity Transactions, Repurchase Financings, and Disclosures*. The ASU was issued to respond to concerns about current accounting and disclosures for repurchase agreements and similar transactions. The concern was that under current accounting guidance there is an unnecessary distinction between the accounting for different types of repurchase agreements. Under current guidance, the repurchase-to-maturity transactions are accounted for as sales with forward agreements, whereas repurchase agreements that settle before the maturity of the transferred financial asset are accounted for as secured borrowings. The ASU amendments require new disclosures for repurchase agreements, securities lending transactions, and repurchase-to-maturity transactions accounted for as secure borrowings. The ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. The ASU will not have a material effect on the Company's consolidated financial statements.

In June 2014, FASB issued ASU No. 2014-12, Compensation - Stock Compensation (Topic 718): *Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period*. The ASU was issued because current GAAP does not contain explicit guidance on how to account for share-based payments when a performance target could be achieved after the requisite service period. The ASU is effective for annual periods and interim periods within those annual periods beginning after December 15, 2015. The ASU will not have a material effect on the Company's consolidated financial statements.

In August 2014, FASB issued ASU No. 2014-14, Receivables - Troubled Debt Restructurings by Creditors (Subtopic 310-40): *Classification of Certain Government-Guaranteed Mortgage Loans upon Foreclosure*. The ASU was issued to provide specific guidance on how to classify or measure foreclosed mortgage loans that are government guaranteed. The ASU is effective for annual periods, and interim periods within those annual periods, beginning after December 15, 2014. The ASU is not expected to have a material effect on the Company's consolidated financial statements.

Subsequent Events

On March 29, 2015, Camden National Corporation ("Camden National"), the holding company for Camden National Bank, and the Company entered into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which the Company will merge with and into Camden National, the separate corporate existence of the Company will thereupon cease and Camden National will continue as the surviving corporation (the "Merger"). It is anticipated that the Bank, as the Company's wholly-owned subsidiary, will merge with and into Camden National Bank, with Camden National Bank continuing as the surviving bank, concurrently with the Merger.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the "Effective Time"), each outstanding share of common stock, par value $0.01 per share, of the Company ("Company Common Stock") will be converted into the right to receive at the election of the holder thereof either (1) $206.00 in cash, without interest or (2) 5.421 shares of common stock, no par value per share, of Camden National, subject to proration to ensure that in the aggregate 80% of Company Common Stock will be converted to Camden National Common Stock and the remaining 20% of Company Common Stock will be converted to cash.

The Bank paid dividends of $1,530,000 and $106,250 on January 21, 2015 and March 2, 2015, respectively. The dividends were used by the Company to pay its debt obligation to Bankers' Bank Northeast. The Bank expects to submit a Notice to the Federal Reserve Bank of Boston seeking non-objection to the Bank's declaration of a dividend of $606,250 to be payable to the Company in two parts, the first on or about April 30, 2015 and the second on or about May 31, 2015, with the full amount of the dividend to be applied by the Company to make payments due on May 1, 2015 and June 1, 2015 on its debt obligation to Bankers' Bank Northeast. See Note 10.

Subsequent events represent events or transactions occurring after the balance sheet date but before the financial statements are issued or are available to be issued. Financial statements are considered "issued" when they are widely distributed to stockholders and others for general use and reliance in a form and format that complies with GAAP. Financial statements are considered "available to be issued" when they are complete in form and format that complies with GAAP and all approvals necessary for their issuance have been obtained. The Company has considered transactions or events occurring through March 31, 2015, which was the date the financial statements were available to be issued.

2. Branch Divestiture

On December 13, 2013, the Bank sold six branches located in Fort Kent, Mars Hill, Houlton, Presque Isle, Caribou and Lincoln, Maine to Machias Savings Bank. Included in the sale were branch deposits of $68,600,000, business and consumer loans of $22,700,000 and real estate and equipment with a carrying value of $3,700,000. The Bank realized a pre-tax net gain on the sale of branch operations of $2,500,000 and a pre-tax net gain of approximately $600,000 on the sale of the related real estate and equipment.

3. Cash and Due from Banks

The Bank is required to maintain certain reserves of vault cash or deposits with the Federal Reserve Bank. The amount of this reserve requirement, included in cash and due from banks, was approximately $3,802,000 and $2,561,000 as of December 31, 2014 and 2013, respectively.

4. Securities

The amortized cost and fair value of securities, with gross unrealized gains and losses, at December 31, follows:

2014	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available-for-sale				
Marketable equity securities	$ 559,970	$ 799,630	$ -	$ 1,359,600
Securities held-to-maturity				
U.S. Government-sponsored enterprises debt security	$ 9,595,235	$ 204,765	-	$ 9,800,000
Mortgage-backed securities	72,257,199	2,253,427	-	74,510,626
	$ 81,852,434	$ 2,458,192	$ -	$ 84,310,626

2013	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available-for-sale				
Marketable equity securities	$ 559,970	$ 725,237	$ -	$ 1,285,207
Securities held-to-maturity				
Mortgage-backed securities	$ 78,749,186	$ -	$ 1,308,739	$ 77,440,447

At December 31, 2014 and 2013, the carrying amount of securities pledged was $81,852,434 and $78,749,186, respectively.

The Company has only one U.S. Government-sponsored enterprises debt security, which is callable any time after five days' notice. The maturity on this security is 2023. Contractual maturities are not presented for mortgage-backed securities because they have an uncertain maturity date due to unscheduled prepayments.

For the years ended December 31, 2014, 2013 and 2012, proceeds from sales of securities available-for-sale amounted to $9,301,639, $20,046,510, and $253,816,820, respectively. Gross realized gains related to these sales amounted to $93,925, $29,312, and $1,495,645 in 2014, 2013 and 2012, respectively. There were no gross realized losses for the years ended December 31, 2014, 2013 and 2012.

Management periodically evaluates the Company's investments for other-than-temporary impairment based on the type of investment and the period of time the investment has been in an unrealized loss position. Once a decline in value is determined to be other-than-temporary, the value of the security is reduced and a corresponding charge to earnings is recognized. At December 31, 2014 and 2013, management believes these investments are not other-than-temporarily impaired.

Information pertaining to securities with unrealized losses aggregated by investment category and length of time in a continuous loss position, at December 31, 2013 follows:

	2013					
	Less than 12 months		12 months or greater		Total	
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Mortgage-backed securities	$ 61,699,142	$ 1,155,713	$ 15,741,305	$ 153,026	$ 77,440,447	$ 1,308,739
Total temporarily impaired securities	$ 61,699,142	$ 1,155,713	$ 15,741,305	$ 153,026	$ 77,440,447	$ 1,308,739

The Company held $77,440,447 at carrying value, in investment securities with unrealized losses that are considered temporary at December 31, 2013. The unrealized losses at December 31, 2013 primarily related to mortgage-backed securities which are sponsored or guaranteed by the U.S. government. These unrealized losses were due primarily to higher current interest rates for similar types of securities. In considering whether unrealized losses are other than temporary, management reviews the issuer's financial condition and considers, among other things, whether the securities are issued by the federal government or its agencies and whether a downgrade by a bond rating agency has occurred. As management has the ability to hold debt securities until maturity, or the foreseeable future if classified as available-for-sale, no declines were deemed to be other-than-temporary.

5. Loans Receivable

A summary of the balances of loans at December 31 follows:

	2014	2013
Real estate loans		
Residential real estate	**$ 227,302,546**	$ 186,215,544
Commercial real estate	**189,054,511**	184,813,259
Commercial construction	**7,034,678**	2,090,529
Home equity advances	**74,689,384**	72,637,866
	498,081,119	445,757,198
Commercial non-real estate	**124,740,391**	123,351,657
Consumer	**8,188,593**	9,444,645
Subtotal	**631,010,103**	578,553,500
Less: Allowance for loan losses	**(8,041,766)**	(8,673,260)
Loans, net	**$ 622,968,337**	$ 569,880,240

Loan balances include net deferred loan costs of $4,882,796 and $4,032,831 at December 31, 2014 and 2013, respectively. Net deferred loan costs at December 31, 2014, include $248,936 in unamortized loan acquisition fees. During the year ended December 31, 2014, the Company purchased $20,332,450 in residential real estate loans and paid an acquisition fee of $259,491. The loans acquired were newly originated loans. Purchased loans are included in the Bank's estimate of the allowance for loan losses.

Total loans pledged to secure borrowings and available borrowing capacity totaled $242,501,973 and $214,070,536 at December 31, 2014, and 2013, respectively.

In the ordinary course of business, the Bank has granted loans to officers and directors and their affiliates with terms that are consistent with the Bank's lending policies and regulatory requirements. The following summarizes loans to related parties at December 31:

	2014	2013
Balance at beginning of year	$ 451,000	$ 262,000
Loans made, advances, and additions	-	221,000
Repayments and reductions	(34,000)	(32,000)
Balance at end of year	$ 417,000	$ 451,000

Credit Quality Indicators

The Bank identifies and categorizes loans with similar risk profiles by applying a credit quality indicator (risk rating) to the loan categories within its portfolio.

The risk ratings are represented by grades of 1, 2, 3, 4, Watch, 5, 6, 7 and 8, representing the lowest to highest risk ratings. Risk ratings are further grouped for purposes of evaluating the allowance for loan losses as follows:

Risk Ratings 1 through 4 and Watch are considered "Pass" credits
Risk Rating 5 is considered "Special Mention"
Risk Rating 6 is considered "Substandard"
Risk Rating 7 is considered "Doubtful"
Risk Rating 8 is considered "Loss"

Commercial loans are grouped using all of the categories referenced above. Residential loans are grouped as Pass, Special Mention or Substandard. Consumer loans are grouped as Performing or Non-performing.

Performing loans are loans which are current or past due less than 90 days. Non-performing loans are loans which are past due 90 days or more.

The risk rating of loans informs management about the credit quality of the loan portfolio, its overall quality and areas containing extraordinary risk. Each loan review conducted by a loan review officer will also include an evaluation of the loan's risk rating.

All commercial loans are assigned a risk rating at inception by the originating loan officer. The initial rating is determined after evaluation of aspects of the credit including, but not limited to:

- Financial condition of the borrower as reflected in its balance sheet;
- Results of operations of the borrower as reflected in its income and cash flow statements;
- Financial trends of the borrower over at least the most recent three-year period;
- Quality and reliability of the borrower's financial statements;
- Bank and trade checks, and credit bureau reports on the borrower;
- Industry outlook;
- Quality and marketability of collateral for the loan;
- Analysis of any guarantor's financial position; and
- Analysis of socio-political and economic factors.

No single factor is used to determine the degree of risk. Rather, the rating assigned reflects a composite of all of the criteria listed above, as well as any other factors known to the loan officer or which the loan officer believes should be considered in assessing credit risk.

In practice, all new loans (not involving a restructuring or absent special circumstances) receive an initial Pass risk rating of Fair (acceptable risk), or above.

The following definitions outline credit characteristics of loans in the risk rating categories used by the Bank.

1. ***Fully Secured by Cash***

2. ***Superior***

- Borrower is a major corporation or other entity
- Borrower has substantial financial capacity
- Borrower has satisfactory profit margins
- Borrower has excellent liquidity
- Borrower has consistent track record and compares favorably with industry standards
- The collateral coverage is 1.50X or better
- There is an absence of any significant credit risk
- Debt coverage is 1.50X or better
- Loan is properly structured
- No deficiencies in credit information

3. ***Desirable***

- Borrower has substantial financial capacity
- Borrower has above average profit margins
- Borrower has excellent liquidity
- Borrower has consistent track record and compares favorably with industry standards
- There is an absence of any significant credit risk
- Loan is properly structured

- The collateral coverage is 1.20X or better
- No deficiencies in credit information
- Debt coverage is 1.40X or better

4. Satisfactory

- Established borrower that represents acceptable credit risk
- Financial analysis displays satisfactory financial condition and earning power
- Borrower has good asset quality and capacity to meet loan payments
- Borrower meets normal industry standards and does not require extensive monitoring
- Loan adheres to credit policy in every respect
- If borrowing is a line of credit, borrower should be out of debt for a minimum of 30 days per fiscal year
- Unsecured loans to individuals supported by satisfactory statements and borrower exhibits adherence to repayment programs
- Loan secured with proper margin on equipment for which there is an active market
- Loan is secured by real estate with a loan-to-value (LTV) that is within Bank policy
- Debt coverage is 1.20X to 1.40x

W. Fair/Pass Watch

- Loan has demonstrated satisfactory asset quality, earnings history, liquidity and other adequate margins of creditor protection
- Loan represents a moderate credit risk and borrower has some degree of financial stability
- Loan is considered collectible in full, but may require greater than average loan officer attention
- Loan that is characterized by any of the following:

  a) Weaker borrower whose loan is secured by properly margined business collateral such as accounts receivable, inventory and specialized equipment
  b) Unseasoned smaller loan
  c) Seasoned loan with satisfactory repayment history, apparent adequate collateral margin, but stale financial information
  d) Excessive vulnerability to competition
  e) Speculative construction loan where the builder does not have a high net worth and/or income
  f) Dependence on limited customer base or source of supply
  g) Real estate loan that may be above the standard LTV policy of 75%
  h) Debt coverage is 1.00X to 1.20x

5. Special Mention

- Loan that does not yet warrant adverse classification, but possess credit deficiencies or potential weakness deserving management's close attention
- Adverse trends in business operations and deterioration in the balance sheet of borrower which have not reached the point where the liquidation of the debt is jeopardized

- Deterioration in collateral values where normal advance rates cannot be maintained because liquidation value of the collateral may be declining as a source of repayment due to adverse financial trends
- Failure to obtain proper loan documentation
- Inadequate loan agreement
- Inadequate loan/credit information
- Debt coverage is less than 1.00X

6. *Substandard*

- Loan which exhibits some of the following well-defined weaknesses:

  a) Loan is inadequately protected by the current net worth and paying capacity of the borrower or value of the collateral
  b) Loan which has well-defined weaknesses based on objective evidence
  c) Loan where future losses to the Bank are possible if the deficiencies in the collateral are not corrected
  d) Loan where the liquidation of collateral would not be timely even if there is little likelihood of total loss
  e) Loan where the primary source of payment is no longer available, and the Bank is relying on a secondary source
  f) Loan where the guarantors are unable to generate enough cash flow for debt reduction
  g) Loan where collateral has deteriorated
  h) Loan where flaws in documentation exist
  i) Loan secured by real estate where the appraisal does not conform to the Bank's appraisal standards or where it can be demonstrated that the assumptions underlying the appraisal are incorrect
  j) One-to-four family residential real estate loans and home equity loans and lines that are delinquent 90 days or more and which have LTVs greater than 60%
  k) Consumer loan that is delinquent 90 days or more

7. *Doubtful*

- Loan which exhibits some of the following characteristics:

  a) Loan which has all the weaknesses inherent in those classified as "Substandard" and which, in addition, has other factors that make collection of the loan or liquidation of the collateral in full highly questionable and improbable, when considering currently existing facts, conditions, and values
  b) Loan which exhibits discernible loss potential, and where some, but not a complete loss seems very likely
  c) Loan where the primary source of repayment is no longer available and serious doubt exists as to quality of a secondary source of repayment
  d) Loan where the possibility of loss is high, but, because of certain important and specific pending factors which may strengthen the loan, its classification as a loss is deferred until a more exact status can be determined

e) Loan where a "Doubtful" classification probably would not be repeated at a later examination because of the existence of sufficient additional time to resolve pending factors which could work to strengthen the loan
f) Loan where a "Loss" classification would normally be warranted if pending events do not occur, and repayment is deferred to await new developments
g) Loan where the entire loan should not be classified as a loss because the probability of a partial recovery is substantial

8. Loss

- Loan which is presently uncollectible and of such little value that its continuance as an asset is not warranted. This classification does not mean that the loan has no potential recovery value, but rather that it is not practical or desirable to defer writing it off even though partial recovery may be obtained in the future.

Risk ratings are reviewed and generally updated on an annual basis by the Bank's internal loan reviewer, or more frequently if conditions warrant.

The following tables summarize the credit risk rating profile of the Bank's loan portfolio, net of deferred loan fees and costs, at December 31:

Commercial Credit Exposure

Credit Risk Rating	Commercial non-real estate 2014	Commercial non-real estate 2013	Commercial real estate 2014	Commercial real estate 2013	Commercial construction 2014	Commercial construction 2013
1	$ 111,369	$ 185,553	$ -	$ -	$ -	$ -
2	226,601	158,168	910,418	972,515	-	-
3	2,174,167	4,767,740	8,235,711	10,389,308	-	-
4	90,475,305	85,343,395	128,337,558	114,873,436	7,034,678	711,039
W	23,216,982	28,646,921	32,578,646	28,155,969	-	-
5	3,754,578	807,677	5,113,157	4,533,114	-	949,444
6	4,781,389	3,442,203	13,879,021	25,888,917	-	430,046
7	-	-	-	-	-	-
Total	$ 124,740,391	$ 123,351,657	$ 189,054,511	$ 184,813,259	$ 7,034,678	$ 2,090,529

Residential and Consumer Credit Exposure
Credit Risk Profile Internally Assigned

Grade	Residential 2014	Residential 2013	Home equity advances 2014	Home equity advances 2013
Pass	$ 221,735,153	$ 180,513,514	$ 73,838,681	$ 72,111,038
Substandard	5,567,393	5,702,030	850,703	526,828
Total	$ 227,302,546	$ 186,215,544	$ 74,689,384	$ 72,637,866

	Consumer 2014	Consumer 2013
Performing	$ 7,780,844	$ 9,139,070
Non-performing	407,749	305,575
Total	$ 8,188,593	$ 9,444,645

Past Due and Non-Accrual Loans

A loan is typically placed on non-accrual status when it is 90 days past due. A loan is not returned to accrual status until it is brought current with respect to both interest and principal and future periodic payments are reasonably assured.

The following tables summarize the aging analysis of past due loans and non-accrual loans by class within the Bank's portfolio, net of deferred loan fees and costs, at December 31.

Past Due Loans

2014	30-59 Days Past Due	60-89 Days Past Due	90 Days and Greater	Total Past Due	Current	Total Loans	Loans 90 Days or Greater Past Due and Accruing
Commercial non-real estate	$ 17,778	$ -	$ 174,727	$ 192,505	$ 124,547,886	$ 124,740,391	$ -
Commercial real estate	45,690	398,946	3,691,523	4,136,159	184,918,352	189,054,511	-
Commercial construction	-	-	-	-	7,034,678	7,034,678	-
Residential real estate	366,243	1,220,591	4,032,932	5,619,766	221,682,780	227,302,546	-
Home equity advances	388,418	118,120	788,786	1,295,324	73,394,060	74,689,384	-
Consumer	132,810	272,265	274,097	679,172	7,509,421	8,188,593	-
Total	$ 950,939	$ 2,009,922	$ 8,962,065	$ 11,922,926	$ 619,087,177	$ 631,010,103	$ -

2013	30-59 Days Past Due	60-89 Days Past Due	90 Days and Greater	Total Past Due	Current	Total Loans	Loans 90 Days or Greater Past Due and Accruing
Commercial non-real estate	$ 18,760	$ -	$ 18,032	$ 36,792	$123,314,865	$ 123,351,657	$ -
Commercial real estate	1,249,311	800,336	3,509,806	5,559,453	179,253,806	184,813,259	-
Commercial construction	-	-	-	-	2,090,529	2,090,529	-
Residential real estate	951,307	1,299,790	4,690,872	6,941,969	179,273,575	186,215,544	-
Home equity advances	560,232	366,576	486,538	1,413,346	71,224,520	72,637,866	-
Consumer	245,920	388,447	246,873	881,240	8,563,405	9,444,645	-
Total	$ 3,025,530	$ 2,855,149	$ 8,952,121	$ 14,832,800	$563,720,700	$ 578,553,500	$ -

Non-accrual Loans

	2014	2013
Commercial non-real estate	$ 506,911	$ 362,496
Commercial real estate	4,419,580	4,774,021
Commercial construction	-	430,046
Residential real estate	4,909,894	5,565,266
Home equity advances	833,492	504,633
Consumer	282,144	289,315
	$ 10,952,021	$ 11,925,777

The following table summarizes information pertaining to the activity in the allowance for loan losses and selected loan information as of and for the years ended December 31:

2014	Commercial non-real estate	Commercial real estate	Commercial construction	Residential real estate	Home equity advances	Consumer	Unallocated	Total
Allowance for loan losses								
Beginning balance	$ 2,089,767	$ 4,434,012	$ 36,725	$ 1,379,681	$ 518,998	$ 52,015	$ 162,062	$ 8,673,260
Charge-offs	(1,081,448)	(552,911)	-	(755,005)	(383,967)	(293,974)	-	(3,067,305)
Recoveries	161,571	1,119,068	-	19,422	72,555	63,195	-	1,435,811
Provision (reduction)	2,297,926	(3,759,500)	(910)	1,112,247	935,652	276,873	137,712	1,000,000
Ending balance	$ 3,467,816	$ 1,240,669	$ 35,815	$ 1,756,345	$ 1,143,238	$ 98,109	$ 299,774	$ 8,041,766
Ending balance:								
Individually evaluated for impairment	$ 2,908	$ 85,774	$ -	$ 5,030	$ -	$ 934	$ -	$ 94,646
Collectively evaluated for impairment	$ 3,464,908	$ 1,154,895	$ 35,815	$ 1,751,315	$ 1,143,238	$ 97,175	$ 299,774	$ 7,947,120
Loans								
Ending balance								
Individually evaluated for impairment	$ 783,875	$ 6,549,928	$ -	$ 4,958,583	$ 16,073	$ 79,267		$ 12,387,726
Collectively evaluated for impairment	$ 123,956,516	$ 182,504,583	$ 7,034,678	$ 222,343,963	$ 74,673,311	$ 8,109,326		$ 618,622,377

2013	Commercial non-real estate	Commercial real estate	Commercial construction	Residential real estate	Home equity advances	Consumer	Unallocated	Total
Allowance for loan losses								
Beginning balance	$ 1,536,461	$ 5,121,783	$ 73,823	$ 1,409,456	$ 707,242	$ 139,768	$ 310,862	$ 9,299,395
Charge-offs	(232,719)	(2,908,119)	-	(1,603,857)	(266,200)	(100,725)	-	(5,111,620)
Recoveries	257,661	3,417,757	-	192,940	20,385	96,742	-	3,985,485
Provision (reduction)	528,364	(1,197,409)	(37,098)	1,381,142	57,571	(83,770)	(148,800)	500,000
Ending balance	$ 2,089,767	$ 4,434,012	$ 36,725	$ 1,379,681	$ 518,998	$ 52,015	$ 162,062	$ 8,673,260
Ending balance:								
Individually evaluated for impairment	$ -	$ 28,730	$ -	$ 4,718	$ -	$ 466	$ -	$ 33,914
Collectively evaluated for impairment	$ 2,089,767	$ 4,405,282	$ 36,725	$ 1,374,963	$ 518,998	$ 51,549	$ 162,062	$ 8,639,346
Loans								
Ending balance								
Individually evaluated for impairment	$ 1,199,982	$ 6,055,891	$ 430,046	$ 4,171,063	$ 17,075	$ 58,769		$ 11,932,826
Collectively evaluated for impairment	$ 122,151,675	$ 178,757,368	$ 1,660,483	$ 182,044,481	$ 72,620,791	$ 9,385,876		$ 566,620,674

2012	Commercial non-real estate	Commercial real estate	Commercial construction	Residential real estate	Home equity advances	Consumer	Unallocated	Total
Allowance for loan losses								
Beginning balance	$ 1,752,337	$ 7,998,702	$ 206,210	$ 2,485,979	$ 1,394,582	$ 231,627	$ 1,547,104	$ 15,616,541
Charge-offs	(833,564)	(4,661,562)	(278,992)	(1,624,989)	(435,465)	(75,652)	-	(7,910,224)
Recoveries	160,918	1,198,717	-	191,192	32,419	112,832	-	1,696,078
Provision (reduction)	456,770	585,926	146,605	357,274	(284,294)	(129,039)	(1,236,242)	(103,000)
Ending balance	$ 1,536,461	$ 5,121,783	$ 73,823	$ 1,409,456	$ 707,242	$ 139,768	$ 310,862	$ 9,299,395
Ending balance:								
Individually evaluated for impairment	$ -	$ 790,384	$ -	$ 4,722	$ -	$ 2,691	$ -	$ 797,797
Collectively evaluated for impairment	$ 1,536,461	$ 4,331,399	$ 73,823	$ 1,404,734	$ 707,242	$ 137,077	$ 310,862	$ 8,501,598
Loans								
Ending balance								
Individually evaluated for impairment	$ 92,808	$ 17,498,293	$ -	$ 5,197,858	$ 18,143	$ 138,343		$ 22,945,445
Collectively evaluated for impairment	$ 110,906,937	$ 182,064,677	$ 5,134,497	$ 165,750,152	$ 80,507,031	$ 12,579,273		$ 556,942,567

The following table summarizes information pertaining to impaired loans as of and for the years ended December 31:

2014	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:					
Commercial non-real estate	$ 619,178	$ 1,022,910	$ -	$ 724,378	$ 82,170
Commercial real estate	4,794,417	5,178,014	-	4,779,750	207,296
Commercial construction	-	-	-	-	-
Residential real estate	4,594,566	4,871,401	-	4,339,667	154,477
Home equity advance	16,073	16,073	-	16,444	627
Consumer	49,901	49,901	-	37,676	411
	$ 10,074,135	$ 11,138,299	$ -	$ 9,897,915	$ 444,981
With an allowance recorded:					
Commercial non-real estate	$ 164,697	$ 164,697	$ 2,908	$ 41,174	$ 5,173
Commercial real estate	1,755,511	1,866,656	85,774	1,738,846	76,026
Commercial construction	-	-	-	-	-
Residential real estate	364,017	364,017	5,030	325,035	19,168
Home equity advances	-	-	-	-	-
Consumer	29,366	29,366	934	30,284	1,497
	$ 2,313,591	$ 2,424,736	$ 94,646	$ 2,135,339	$ 101,864
Total:					
Commercial non-real estate	$ 783,875	$ 1,187,607	$ 2,908	$ 765,552	$ 87,343
Commercial real estate	6,549,928	7,044,670	85,774	6,518,596	283,322
Commercial construction	-	-	-	-	-
Residential real estate	4,958,583	5,235,418	5,030	4,664,702	173,645
Home equity advances	16,073	16,073	-	16,444	627
Consumer	79,267	79,267	934	67,960	1,908
	$ 12,387,726	$ 13,563,035	$ 94,646	$ 12,033,254	$ 546,845

2013	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:					
Commercial non-real estate	$ 1,199,982	$ 1,377,165	$ -	$ 916,773	$ 43,567
Commercial real estate	5,576,582	7,089,529	-	8,218,168	384,295
Commercial construction	430,046	646,180	-	332,858	22,752
Residential real estate	3,970,166	4,263,894	-	4,966,577	153,550
Home equity advance	17,075	17,075	-	32,275	2,087
Consumer	26,316	26,316	-	43,169	6,103
	$ 11,220,167	$ 13,420,159	$ -	$ 14,509,820	$ 612,354
With an allowance recorded:					
Commercial non-real estate	$ -	$ -	$ -	$ -	$ -
Commercial real estate	479,309	479,309	28,730	482,903	7,422
Commercial construction	-	-	-	-	-
Residential real estate	200,897	200,897	4,718	202,965	6,494
Home equity advances	-	-	-	-	-
Consumer	32,453	32,453	466	33,246	1,643
	$ 712,659	$ 712,659	$ 33,914	$ 719,114	$ 15,559
Total:					
Commercial non-real estate	$ 1,199,982	$ 1,377,165	$ -	$ 916,773	$ 43,567
Commercial real estate	6,055,891	7,568,838	28,730	8,701,071	391,717
Commercial construction	430,046	646,180	-	332,858	22,752
Residential real estate	4,171,063	4,464,791	4,718	5,169,542	160,044
Home equity advances	17,075	17,075	-	32,275	2,087
Consumer	58,769	58,769	466	76,415	7,746
	$ 11,932,826	$ 14,132,818	$ 33,914	$ 15,228,934	$ 627,913

2012	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance:					
Commercial non-real estate	$ 92,808	$ 409,290	$ -	$ 861,867	$ 190,186
Commercial real estate	14,378,205	16,339,079	-	17,498,199	1,368,166
Commercial construction	-	-	-	-	-
Residential real estate	4,959,433	5,229,777	-	5,964,424	181,896
Home equity advances	18,143	18,143	-	72,162	7,304
Consumer	75,629	75,629	-	41,995	6,872
	$ 19,524,218	$ 22,071,918	$ -	$ 24,438,647	$ 1,754,424
With an allowance recorded:					
Commercial non-real estate	$ -	$ -	$ -	$ -	$ -
Commercial real estate	3,120,088	5,825,182	790,384	2,458,241	242,819
Commercial construction	-	-	-	-	-
Residential real estate	238,425	238,425	4,722	240,503	8,252
Home equity advances	-	-	-	-	-
Consumer	62,714	62,714	2,691	64,431	2,779
	$ 3,421,227	$ 6,126,321	$ 797,797	$ 2,763,175	$ 253,850
Total:					
Commercial non-real estate	$ 92,808	$ 409,290	$ -	$ 861,867	$ 190,186
Commercial real estate	17,498,293	22,164,261	790,384	19,956,440	1,610,985
Commercial construction	-	-	-	-	-
Residential real estate	5,197,858	5,468,202	4,722	6,204,927	190,148
Home equity advances	18,143	18,143	-	72,162	7,304
Consumer	138,343	138,343	2,691	106,426	9,651
	$ 22,945,445	$ 28,198,239	$ 797,797	$ 27,201,822	$ 2,008,274

No additional funds are committed to be advanced on impaired loans.

Troubled Debt Restructurings

A loan modification constitutes a troubled debt restructuring if the Bank, for economic or legal reasons related to the borrower's financial difficulties, grants a concession to the borrower that it would not otherwise consider. To determine whether or not a loan should be classified as a troubled debt restructuring, management evaluates a loan based upon the following criteria:

- The borrower demonstrates financial difficulty: common indicators include past due status on bank obligations, substandard credit bureau reports, or an inability to refinance with another lender, and

- The Bank has granted a concession: common concessions include maturity date extension, interest rate adjustments to below market pricing, reduction of principal and deferral of payments.

The following table presents the recorded investment in troubled debt restructurings as of December 31, 2014 and 2013 based on payment performance status:

2014

	Residential Real Estate	Commercial Real Estate	Commercial Non-Real Estate	Consumer	Total
Performing	$ 2,407,243	$ 2,757,536	$ 783,875	$ 29,366	$ 5,978,020
Non-performing	713,122	124,085	-	-	837,207
Total	$ 3,120,365	$ 2,881,621	$ 783,875	$ 29,366	$ 6,815,227

2013

	Residential Real Estate	Commercial Real Estate	Commercial Non-Real Estate	Consumer	Total
Performing	$ 2,080,530	$ 3,028,077	$ 645,553	$ 53,543	$ 5,807,703
Non-performing	471,017	278,370	90,076	4,226	843,689
Total	$ 2,551,547	$ 3,306,447	$ 735,629	$ 57,769	$ 6,651,392

Troubled debt restructured loans are considered impaired loans. As of December 31, 2014 and 2013, there were no commitments to lend additional amounts to borrowers with outstanding loans that are classified as troubled debt restructurings. The determination of whether interest is accrued on a troubled debt restructured loan is made on the same basis as for other impaired loans.

During the years ended December 31, 2014 and 2013, certain loan modifications were executed which constituted troubled debt restructurings. The real estate loan modifications were classified as troubled debt restructurings due to payment deferrals and extensions of maturity. The commercial non-real estate loan modifications were classified as troubled debt restructurings due to payment deferrals.

The following table summarizes troubled debt restructurings that occurred during the years ended December 31:

	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
2014			
Real estate:			
Residential	**8**	**$ 924,517**	**$ 924,517**
Commercial	**4**	**680,767**	**680,767**
Commercial non-real estate	**1**	**164,697**	**164,697**
Total	**13**	**$ 1,769,981**	**$ 1,769,981**
2013			
Real estate:			
Residential	1	$ 43,650	$ 43,650
Commercial	5	1,788,392	1,788,392
Commercial non-real estate	1	295,148	295,148
Total	7	$ 2,127,190	$ 2,127,190
2012			
Real estate:			
Residential	2	$ 1,434,180	$ 1,434,180
Commercial	7	5,208,469	5,208,469
Consumer	1	27,765	27,765
Total	10	$ 6,670,414	$ 6,670,414

The troubled debt restructurings described above required a net allocation of the allowance for loan losses of $85,251, $31,258, and $102,638 as of December 31, 2014, 2013 and 2012, respectively. The impairment carried as a specific reserve in the allowance for loan losses is calculated by discounting the total expected future cash flows on the loan, or, for a collateral-dependent loan, using the fair value of the collateral less costs to sell. There were three charge-offs totaling $83,793 on troubled debt restructurings for the year ended December 31, 2014. There were seven charge-offs totaling $202,668 on troubled debt restructurings for the year ended December 31, 2013. There were ten charge-offs totaling $355,216 on troubled debt restructurings for the year ended December 31, 2012.

There were no troubled debt restructurings modified within the previous twelve months for which there was a subsequent payment default during 2014 and 2013. There were two commercial real estate loans considered to be troubled debt restructurings, with an aggregate recorded investment of $1,030,160,

modified within the previous twelve months for which there was a subsequent payment default during 2012.

A loan is considered to be in payment default if it is greater than 30 days past due under the modified terms.

6. Loan Servicing

Loans serviced for others are not included in the accompanying balance sheets. The unpaid principal balances of mortgage and other loans serviced for others were $277,489,427 and $309,192,534 at December 31, 2014 and 2013, respectively.

The fair value of capitalized servicing rights at December 31, 2014 and 2013 was $1,852,969 and $2,202,399, respectively.

In evaluating the reasonableness of the carrying value of loan servicing rights, the Bank reviews industry values and considers the effect of interest rates on prepayment history. The Bank has two classes of servicing rights. The first class is mortgage servicing rights for residential loans which it sells to third parties and retains the servicing. The second class is commercial non-real estate loans which the Bank sold to a third party in 2013 and retained the servicing. The fair value of both classes of servicing rights is determined by an independent valuation specialist engaged by the Bank.

The following summarizes the activity in mortgage servicing rights for the years ended December 31:

	2014	2013	2012
Balance, beginning of year	**$ 2,158,621**	$ 1,777,281	$ 1,988,478
Mortgage servicing rights capitalized	**116,360**	45,330	127,170
Disposals	**(153,596)**	(114,897)	-
Adjustment to fair value	**(306,777)**	450,907	(338,367)
Balance, end of year	**$ 1,814,608**	$ 2,158,621	$ 1,777,281

The following summarizes the activity in commercial non-real estate loan servicing rights for the years ended December 31:

	2014	2013
Balance, beginning of year	**$ 43,778**	$ -
Commercial non-real estate servicing rights capitalized	**-**	61,176
Disposals	**(11,591)**	(2,801)
Adjustment to fair value	**6,174**	(14,597)
Balance, end of year	**$ 38,361**	$ 43,778

7. Premises and Equipment

A summary of the cost and accumulated depreciation and amortization of premises and equipment at December 31 follows:

	2014	2013
Land and improvements	**$ 5,723,773**	$ 6,038,044
Buildings and improvements	**19,974,504**	20,320,451
Furniture and equipment	**19,821,631**	19,395,302
Leasehold improvements	**2,721,155**	2,950,003
	48,241,063	48,703,800
Less: Accumulated depreciation and amortization	**27,183,510**	26,236,180
	$ 21,057,553	$ 22,467,620

8. Deposits

The aggregate amount of time deposits in denominations of $250,000 or more at December 31, 2014 and 2013 was $28,294,938 and $20,402,592, respectively.

Deposits from related parties held by the Bank at December 31, 2014 and 2013 amounted to approximately $7,956,000 and $7,074,000, respectively.

At December 31, 2014, the scheduled maturities of time deposits are as follows:

2015	$ 107,933,617
2016	54,866,175
2017	16,446,488
2018	8,206,700
2019	8,760,159
	$ 196,213,139

The composition of deposits at December 31 follows:

	2014	2013
Transaction accounts	**$ 159,677,750**	$ 134,635,717
Savings accounts	**213,468,594**	225,402,306
Non-interest-bearing deposits	**19,522,771**	19,396,653
Certificates of deposit	**196,213,139**	185,517,689
Money market accounts	**68,069,295**	59,671,755
	$ 656,951,549	$ 624,624,120

9. Securities Sold Under Agreements to Repurchase

Securities sold under retail agreements to repurchase, which are classified as secured borrowings, generally mature within one to four days from the transaction date. Securities sold under agreements to repurchase are reflected at the amount of cash received in connection with the transaction. The Bank may be required to provide additional collateral based on the fair value of the underlying securities. The approximate market value of investments pledged as collateral at December 31, 2014 and 2013 was $28,600,000 and $23,600,000, respectively.

10. Advances and Note Payable

Federal Home Loan Bank of Boston

As a member of FHLB, the Bank is required to invest in $100 par value stock of FHLB. At December 31, 2014 and 2013, the Bank had $3,816,200 of such stock to satisfy this requirement. Pursuant to collateral agreements with FHLB, any advances made by FHLB to the Bank are collateralized by all of the Bank's stock in FHLB, as well as by investment securities and qualifying first mortgages. At December 31, 2014 and 2013, the total amount of investment securities and qualifying first mortgages that were held as collateral by FHLB to secure advances was $271,220,784 and $232,541,480, respectively. The Bank's unused borrowing capacity at FHLB on December 31, 2014 and 2013 was $124,218,000 and $124,778,000, respectively.

In addition, the Bank may borrow funds on an overnight basis from FHLB as needed. As of December 31, 2014 and 2013, the Bank had $20,000,000 and $0 advances outstanding at FHLB, respectively. The advances outstanding at December 31, 2014 have a weighted average interest rate of .23% and mature in 2015.

At December 31, 2014 and 2013, the Bank had $45,947,000 and $34,640,000, respectively, in letters of credit issued by FHLB for the benefit of certain municipal deposit customers as collateral for the municipalities' deposits at the Bank. These outstanding letters of credit are also collateralized by the qualifying first mortgages and investment securities held as collateral at FHLB, as referenced above.

At December 31, 2014 and 2013, the Bank had $3,000,000 available under a line of credit from FHLB which was collateralized by the above-referenced collateral. There were no amounts outstanding on this line at December 31, 2014 and 2013.

Federal Reserve Bank

Pursuant to collateral agreements with the Federal Reserve Bank of Boston (FRB), any advances by FRB to the Bank are collateralized by qualifying loans and investment securities. The Bank's credit capacity was upgraded to a Primary Credit classification on December 11, 2014 from the December 31, 2013 Secondary Credit classification. Advances are no longer subject to certain conditions under the Federal Reserve's Discount Window program. The Bank did not have any advances outstanding with the FRB at December 31, 2014 and 2013. At December 31, 2014 and 2013, the total amount of qualifying mortgages and investment securities held as collateral was approximately $26,611,000 and $32,312,000, respectively. Available borrowing capacity with the FRB was approximately $19,395,000 at December 31, 2014 and $19,434,000 at December 31, 2013.

Note Payable

In May 2010, in connection with the Restructuring, a note payable (Bankers' Bank Note) to Bankers' Bank Northeast (Bankers' Bank) was modified so that the obligor under the note became the Company, as successor by merger to Bancorp. The principal amount of the Bankers' Bank Note was reduced to $9,000,000, all defaults and past due interest and penalties were waived, the interest rate was set at five percent (5%) per annum and the term was set at seven years. Payments of interest only are required for the first three years and principal payments of $500,000 are required in each of years four through seven. The balance of principal and interest on the Bankers' Bank Note is due at maturity. Eighteen percent (18%) of the Bank's stock was pledged as security for the Bankers' Bank Note. An interest reserve equal to two years' interest ($900,000) was established with Bankers' Bank at the time the Bankers' Bank Note was modified. Bankers' Bank drew down the reserve for interest payments as they became due. The interest reserve was fully drawn down at December 31, 2012. In December 2012, the Company suspended payments under the Bankers' Bank Note because the OCC did not permit the Bank to pay a dividend to the Company and, accordingly, the Company did not have sufficient funds to make the scheduled payment on the Bankers' Bank Note. The Bankers' Bank Note permits the Company to defer payments for this reason. Deferred amounts are due when the Company has sufficient funds to resume payments. On January 21, 2015, the Company paid all deferred principal and interest amounts. The deferred principal payment totaled $500,000, lowering the principal balance of the note to $8,500,000.

11. Income Taxes

Allocation of federal and state income tax expense (benefit) between current and deferred portions is as follows:

	2014	2013	2012
Current tax provision			
Federal	$ 386,704	$ -	$ -
State	105,880	19,915	28,968
	492,584	19,915	28,968
Deferred federal income tax expense (benefit)	602,364	459,520	(1,165,220)
Change in valuation allowance	(78,078)	-	-
	$ 1,016,870	$ 479,435	$ (1,136,252)

The income tax provision differs from the expense that would result from applying federal statutory rates to income or loss before income taxes, as follows:

	2014	2013	2012
Statutory rate	**34.00%**	34.00%	34.00%
Increase (decrease) resulting from:			
Non-deductible expenses	**0.71**	2.56	0.38
State tax, net of federal tax benefit	**0.68**	1.24	0.89
Tax credits	**-**	(1.01)	15.69
Tax loss valuation allowance	**1.91**	-	-
Equity compensation - shortfall	**-**	4.29	-
Other	**0.32**	4.23	2.12
Effective income tax rate	**37.62%**	45.31%	53.08%

The components of the net deferred tax asset at December 31 follow:

	2014	2013
Deferred tax assets		
Deferred compensation and employee benefits	**$ 1,743,907**	$ 1,855,149
Allowance for loan losses	**2,349,685**	2,528,693
Other assets	**685,212**	691,489
Net operating loss carryforward	**23,716,647**	24,666,284
Charitable contribution carryforward	**17,422**	19,183
Net unrealized loss on securities	**150,802**	228,217
Total gross deferred tax assets	**28,663,675**	29,989,015
Deferred tax liabilities		
Loan servicing rights	**(630,009)**	(748,816)
Deferred loan fees	**(1,878,304)**	(1,595,178)
Bank premises	**(370,185)**	(935,527)
Other	**(70,877)**	(6,791)
Total gross deferred tax liabilities	**(2,949,375)**	(3,286,312)
Net deferred tax asset	**25,714,300**	26,702,703
Valuation allowance	**(78,078)**	-
Net deferred tax asset	**$ 25,636,222**	$ 26,702,703

FASB Accounting Standards Codification Topic (ASC) 740-10, *Income Taxes*, clarifies the accounting for income taxes, by prescribing a minimum recognition threshold that a tax position is required to meet before being recognized in the financial statements. It also provides guidance on the recognition, measurement and classification of amounts relating to uncertain tax positions, accounting for and disclosure of interest and penalties, accounting in interim periods, and disclosures. The Company accounts for uncertain income tax positions based on management's best estimate of the amount that will ultimately be accepted by the applicable tax authority. The Company is currently open to audit by the Internal Revenue Service under the statute of limitations for the years ended December 31, 2011 through 2013. It is the Company's policy to record interest and penalties to non-interest expense if incurred.

The Company has federal net operating loss carryforwards of $65,917,235 and state of Maine net operating loss carryforwards of $279,405. The federal net operating loss carryforwards expire in 2023 through 2032. The state of Maine net operating loss carryforwards expire in 2015 through 2017. In 2014, the Company recognized a valuation allowance of $78,078 for expiring state of Maine net operating loss carryforwards. The Company also has federal tax credits of $98,318 and state of Maine tax credits of $365,210, expiring in 2031 through 2032.

Retained earnings include $4,470,398, representing an allocation for income tax bad debt deductions prior to 1988, for which no income taxes have been provided. This amount is subject to recapture should the Bank cease operation as a qualifying financial institution, as defined.

12. Financial Instruments with Off-Balance-Sheet Risk

The Bank is a party to credit-related financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit and commercial letters of credit. Such commitments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets.

The Bank's exposure to credit loss is represented by the contractual amount of these commitments. The Bank follows the same credit policies in making commitments as it does for on-balance-sheet instruments.

At December 31, 2014 and 2013, the following financial instruments were outstanding with contract amounts representing credit risk:

	Contract Amount	
	2014	2013
Unfunded commitments under lines of credit	**$ 113,919,000**	$ 122,427,000
Commitments to grant loans	**15,322,000**	3,389,000
Commercial and standby letters of credit	**169,000**	80,000

Unfunded commitments under commercial lines of credit, revolving credit lines and overdraft protection agreements are commitments for possible future extensions of credit to existing customers. These lines of credit are often secured and have a specified maturity date and may not be drawn upon to the total extent to which the Bank is committed.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the agreement. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Commitments for lines of credit may expire without being drawn. Therefore, the total commitment amounts do not necessarily represent future cash requirements. The amount of collateral obtained, if it is deemed necessary by the Bank, is based on management's credit evaluation of the customer.

Commercial and standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. In most cases, the Bank's existing letters of credit require an annual review and renewal. The credit risk involved in issuing letters of credit is substantially the same as that involved in extending loan facilities to customers.

In connection with originating residential mortgage and commercial loans, the Company may enter into rate lock agreements with customers, and may issue commitment letters to customers, which are considered interest rate lock or forward commitments. At December 31, 2014 and 2013, based upon the pipeline of mortgage loans with rate lock commitments and commercial loans with commitment letters, and the change in fair value of those commitments due to changes in market interest rates, the Company determined the impact of such commitments on the consolidated financial statements was not material.

To reduce credit risk related to the use of credit-related financial instruments, the Bank may deem it necessary to obtain collateral. The amount and nature of the collateral obtained is based on the Bank's credit evaluation of the customer. This collateral may include cash, securities, accounts receivable, inventory, property, plant and equipment, and real estate.

The Bank had letters of credit issued to municipal depositors amounting to $45,947,000 and $34,640,000 at December 31, 2014 and 2013, respectively, with maturity dates of one year or less. These letters of credit provide collateral for such depositors and do not necessarily represent future cash requirements. The Bank will make payment under these letters of credit only if it is unable to pay the municipality its deposit balance. See Note 10.

13. Contingencies

On September 30, 2013, the Bank sold $21,892,299 in commercial non-real estate loans. As part of the sale, the Bank agreed to reimburse the buyer for a portion of the premium paid by the buyer over the unpaid principal balance of the purchased loans if the borrowers on those loans prepay their contractual obligations. An estimate of expected future premium reimbursement was recorded at the time of sale based on a number of variables including the remaining unpaid principal balance, a comparison of the interest rates on the loans to current interest rates, loan size, and credit quality of the borrowers. During the year ended December 31, 2014, the Bank's estimate of its obligation to make future reimbursement of premiums was revised and an additional expense of $260,000 was incurred. The reserve for sold loan premium repayments was $182,956 and $196,312 as of December 31, 2014 and 2013, respectively. The potential maximum expense, net of the reserve balance, that the Bank could incur if all borrowers were to prepay their entire obligations, was $647,142 on January 1, 2015.

The Bank is also subject to various legal claims from time-to-time in the normal course of business. In the opinion of management, the claims existing at December 31, 2014 will not have a material effect on the Company's consolidated financial statements.

14. Minimum Regulatory Capital Requirements

The Bank is subject to regulatory minimum and enhanced capital requirements administered by the OCC. If the Bank were to fail to meet these minimum and enhanced capital requirements, the OCC could take action that could have a direct material effect on the consolidated financial statements.

As of December 31, 2014 and 2013, the Bank was categorized as "well capitalized" under OCC minimum capital regulations. To be categorized as "well capitalized," the Bank must maintain minimum Tier 1 leverage, Tier 1 risk-based, and total risk-based ratios as set forth in the table below. At December 31, 2014 and 2013, the Bank's capital exceeded all minimum regulatory requirements and the Bank was considered to be "well capitalized" as defined in the regulations issued by the OCC. There are no conditions or events since the notification that management believes have changed the Bank's category. At December 31, 2014 and 2013, the Bank also complied with OTS (now OCC) imposed enhanced capital requirements, which are higher than the OCC minimum capital requirements.

As a savings institution holding company, the Company is not subject to regulatory capital requirements separate from those of the Bank.

The Bank's actual and minimum capital amounts and ratios at December 31 are presented in the following table:

	Actual		Standard Minimum Capital Requirement		Standard Minimum To Be Well Capitalized Under Prompt Corrective Action Provisions	
(dollars in thousands)	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2014						
Total Risk-Based Capital to Risk-Weighted Assets	**$ 84,432**	**14.53%**	**$ 46,497**	**8.00%**	**$ 58,122**	**10.00%**
Tier 1 Risk-Based Capital to Risk-Weighted Assets	**77,353**	**13.31%**	**23,249**	**4.00%**	**34,873**	**6.00%**
Tier 1 Core Capital to Adjusted Total Assets	**77,353**	**9.87%**	**31,347**	**4.00%**	**39,184**	**5.00%**
December 31, 2013						
Total Risk-Based Capital to Risk-Weighted Assets	$ 80,915	14.22%	$ 45,527	8.00%	$ 56,908	10.00%
Tier 1 Risk-Based Capital to Risk-Weighted Assets	74,013	13.01%	22,763	4.00%	34,145	6.00%
Tier 1 Core Capital to Adjusted Total Assets	74,013	10.25%	28,881	4.00%	36,101	5.00%

Any declaration and payment of dividends by the Company or the Bank would be subject to compliance with regulatory requirements.

In July 2013, the Federal Deposit Insurance Corporation and other federal bank regulatory agencies issued a final rule that revises their leverage and risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act. Among other things, the rule establishes a new common equity Tier 1 minimum capital requirement (4.5% of risk weighted assets), increases the minimum Tier 1 capital to risk-based assets requirement (from 4%-6% of risk-weighted assets) and assigns a higher risk weight (150%) to exposures that are more than 90 days past due or on non-accrual status and to certain commercial real estate facilities that finance the acquisition, development and construction of real property. The final rule also requires unrealized gains and losses on certain "available-for-sale" securities holdings to be included for purposes of calculating regulatory capital unless a one-time opt-out is exercised. The rule limits a banking organization's capital distributions and certain discretionary bonus payments if the banking organization does not hold a "capital conservation buffer" consisting of 2.5% of common equity Tier 1 capital to risk-weighted assets in addition to the amounts necessary to meet its minimum risk-based capital requirements. The final rule becomes effective for the Company and Bank on January 1, 2015. The capital conservation buffer

requirement will be phased in beginning January 1, 2016 and ending January 1, 2019, when the full capital conservation buffer requirement will be effective.

15. Employee Benefit Plans

401(k) Plan

The Bank has a 401(k) Plan (the Plan) in which substantially all employees participate. For 2014, 2013 and 2012, the Bank elected to match employee contributions up to 3% of eligible compensation. For the years ended December 31, 2014, 2013 and 2012, the Bank's match expense under the Plan was $310,846, $331,239, and $328,137, respectively.

The Plan permits an annual discretionary contribution for substantially all employees. The Bank made no discretionary contributions in 2014, 2013, or 2012.

Profit Sharing Plan

The Bank has a profit sharing plan in which substantially all employees prior to 2011 were eligible to participate. The Bank's contributions to this plan were discretionary and based on eligible compensation. No contributions to this plan were made in 2014, 2013 and 2012, and benefit accruals under the plan were frozen effective January 1, 2011.

Deferred Compensation Plans

Certain previous and current employees and previous directors of the Bank elected to defer compensation and/or were entitled to deferred retirement benefits under several non-qualified plans maintained by the Bank prior to the Restructuring. All of these plans were closed in 2010 (the Closed Plans). The liability under these Closed Plans was $9,678,542 at December 31, 2009. In connection with the Restructuring, the directors of the Bank prior to the Restructuring who participated in three of the Closed Plans retired from their positions with the Bank (the Retired Directors) and the benefits due to them under the Closed Plans were reduced by $2,959,000. The obligation to pay benefits to these former directors was transferred from the Bank to the Company. Payments to the Retired Directors are to be made monthly over 120-months or in a lump sum 60 days after death pursuant to an Amended and Restated Deferred Compensation Plan for Directors (Amended Plan). Amended Plan balances for the Retired Directors no longer accrue interest. No further contributions will be made by the Bank or the Company under any of the Closed Plans, but interest continues to accrue on Closed Plan balances for employees and former employees, other than Retired Directors, who are beneficiaries under certain of the Closed Plans. The amounts due under the Closed Plans were $4,835,860 and $4,931,336 at December 31, 2014 and 2013, respectively, and are included in accrued expenses and other liabilities in the consolidated balance sheets. Payments under the Closed Plans during 2014 and 2013 were $120,248 and $106,688, respectively. In December 2012, the Company suspended payments to Retired Directors under the Amended Plan because the OCC did not permit the Bank to pay a dividend to the Company and, accordingly, the Company did not have sufficient funds to make the scheduled payments to the Retired Directors. The Amended Plan permits the Company to defer payments for this reason. Deferred amounts will be due when the Company again has sufficient funds to resume payments to the Retired Directors.

The Company has a non-qualified deferred compensation plan for the former chief executive officer of First Citizens Bank, an entity purchased by and merged with the Bank in 2007. The plan provides for an annual retirement benefit of $40,000, which began in September 2004 and continues until 2019. The present value of these payments has been recognized as a liability in the accompanying consolidated financial statements. The liability was $152,219 and $181,770 as of December 31, 2014 and 2013, respectively. The Company is the owner of two life insurance policies on this individual, with a combined cash surrender value of $389,424 and $374,186, which is included in other assets in the consolidated balance sheets as of December 31, 2014 and 2013, respectively.

16. Equity Incentive Plan

The Company adopted an Equity Incentive Plan in connection with the Restructuring under which 60,000 shares of common stock were reserved for issuance to directors, officers and other eligible persons. Awards are made by the Compensation Committee of the Board of Directors and may take the form of options, restricted stock, restricted stock units or other incentive securities. Stock-based compensation expense totaling $135,580, $270,057 and $408,991 for the years ended December 31, 2014, 2013 and 2012, respectively, was reflected as additional paid-in capital in the consolidated statements of changes in equity capital, and as salaries and benefits expense in the consolidated statements of operations.

Stock Option Awards

Stock options granted under the Equity Incentive Plan vest at time of grant or over subsequent periods based on continuous service or upon achievement of performance metrics.

The fair value of each award is estimated on the date of grant using the Black-Scholes option price model based on assumptions made by the Company as follows:

- Dividend yield is based on the dividend rate of the Company's stock at the date of grant.
- Risk-free interest rate is based on comparable investments in 10-year U.S. Treasuries, with a term equaling the expected life of the granted options.
- Expected volatility is based on 160 month historical volatility of a peer group of similar entities.
- Expected life represents the period of time that granted options are expected to be outstanding based on historical trends.

A summary of the option pricing assumptions and the estimated fair value of stock options using these assumptions for 2013 and 2012 are below. No stock options were issued in 2014.

	2013	2012
Dividend rate	0.00%	0.00%
Weighted average risk-free interest rate	1.66%	2.53%
Weighted average expected volatility	15.54%	16.19%
Weighted average expected life in years	6.50	9.53
Weighted average fair value of options granted	$ 18.09	$ 30.53

In 2010, 21,600 stock options were granted with an exercise price of $100 per share, which was the price paid for common stock in the private placement transaction entered into by the Company at the time of the Restructuring. In 2012 and 2011, 600 and 15,700 stock options were granted, respectively, each also at an exercise price of $100 per share. In 2013, 4,450 stock options were granted at a price of $88 which was the last purchase price of the Company's stock on October 18, 2012. The stock options issued in 2013 were all performance-based and do not begin to vest until the first day of the month after the Bank achieves a "Return on Assets" of .50%. Vesting then occurs ratably over the next twenty-month service period.

Of the stock options granted through December 31, 2014, 4,200 vested immediately, 14,850 were forfeited, and the remaining 23,300 vest over periods ranging from twenty- to sixty-months, 4,450 of which are performance-based and will be recognized over a twenty-month service period once it is probable the performance measure will be achieved.

Compensation expense is recognized on a straight-line basis over the option vesting periods and totaled $54,146, $107,649, and $201,498 for the years ended December 31, 2014, 2013 and 2012, respectively.

Stock options vested during the years ended December 31, 2014, 2013 and 2012 totaled 1,960, 3,518, and 6,600, respectively.

Unrecognized compensation cost for unvested stock options totaled $150,170 at December 31, 2014, and is expected to be recognized over the remaining weighted-average vesting period of 1.54 years.

A summary of the Company's outstanding stock options as of December 31, 2014 and the changes during the year indicated follows:

	Number of Shares	Weighted Average Exercise Price	Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Options outstanding at January 1, 2014	28,100	$ 98		
Granted	-	-		
Exercised	-	-		
Forfeited	600	100		
Options outstanding at December 31, 2014	27,500	$ 98	6.00	$ -
Options exercisable at December 31, 2014	20,768	$ 100	6.00	$ -

A summary of the status of the Company's nonvested stock options as of December 31, 2014 and changes during the year then ended is presented below:

	Number of Shares	Weighted-Average Grant Date Fair Value
Unvested at January 1, 2014	8,912	$ 30.53
Granted	-	-
Vested	(1,960)	30.53
Forfeited	(220)	30.53
Unvested at December 31, 2014	6,732	$ 30.53

Restricted Stock Unit Awards

Restricted stock unit awards are issued to key employees. These awards generally vest over periods ranging from three- to nine-years and require continued service to the Company. Compensation expense, recognized on a straight-line basis over the vesting periods, totaled $81,434, $162,408 and $207,493 for the years ended December 31, 2014, 2013, and 2012, respectively.

In 2013, 10,750 restricted stock units were issued with no expiration date. These restricted stock units have the same vesting condition and time period as the performance-based stock options issued in 2013. In 2014, 2,600 restricted stock units were issued with a three-year vesting period and 400 restricted stock units were issued with a five-year vesting period. These restricted stock units are not performance based.

At December 31, 2014, unrecognized compensation for the unvested non-performance based units is $908,700 and is expected to be recognized over the remaining weighted-average vesting period of 5.83 years. At December 31, 2014, unrecognized compensation cost related to the unvested performance-based restricted stock units is $858,000 and will be recognized over a twenty-month service period once it is probable the performance measure will be achieved.

The following table presents a summary of the activity related to restricted stock unit awards for the year ended December 31, 2014:

	Number of Shares	Weighted Average Grant Date Fair Value
Unvested at January 1, 2014	17,761	$ 93.00
Granted	3,000	98.00
Vested	(864)	100.00
Forfeited	(1,000)	88.00
Unvested at December 31, 2014	18,897	$ 93.00

17. Non-interest Expenses

The components of non-interest expense which are in excess of one percent of total revenues (total interest and non-interest income) and not shown separately in the consolidated statements of operations are as follows for the years ended December 31:

	2014	2013	2012
Postage, stationery and supplies	**$ 639,500**	$ 742,092	$ 814,144
Professional fees	**755,828**	1,074,454	1,170,822
Telephone	**483,744**	550,189	627,143
Real estate and other loan expenses	**573,013**	1,421,660	1,047,682
FDIC and OTS assessments	**1,283,382**	1,334,758	1,276,731
Advertising	**420,425**	886,714	849,863
Travel, conventions and meetings	**575,903**	729,777	810,517
Insurance and bonds	*	502,154	531,535
Board fees and expenses	*	*	437,242
Audits and examinations	*	564,330	634,003
Deposit account rewards	**473,552**	590,427	653,476

* Amount did not exceed one percent for the stated year.

18. Operating Leases

Pursuant to the terms of non-cancelable lease agreements in effect at December 31, 2014, pertaining to banking premises and equipment, future minimum rent commitments under operating leases are as follows:

2015	$ 721,989
2016	633,968
2017	532,513
2018	435,516
2019	429,016
Thereafter	594,600
Total	$ 3,347,602

Certain leases contain options to extend the term for periods from three to ten years. The cost of such options to extend is not included above. Total rent expense for the years ended December 31, 2014, 2013, and 2012, amounted to $816,855, $805,581, and $728,885, respectively.

The Bank also owns certain premises which it leases to tenants. Future minimum rental income under these leases follows:

2015	$	138,403
2016		113,299
2017		91,899
2018		64,942
2019		20,768
Thereafter		-
Total	$	429,311

Rental income was $243,955, $396,464, and $498,700 in 2014, 2013, and 2012, respectively.

19. Fair Value

FASB ASC 820, *Fair Value Measurement*, defines fair value, establishes a framework for measuring fair value in accordance with GAAP, and expands disclosures about fair value measurements.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. FASB ASC 820 also establishes a fair value hierarchy which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. The standard describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices (unadjusted) for identical assets or liabilities in active markets that the entity has the ability to access as of the measurement date.

Level 2: Significant other observable inputs other than Level 1 prices, such as quoted prices for similar assets or liabilities, quoted prices in markets that are not active, and other inputs that are observable or can be corroborated by observable market data.

Level 3: Significant unobservable inputs that reflect a company's own assumptions about the assumptions that market participants would use in pricing an asset or liability.

Assets measured at fair value on a recurring basis are summarized below.

	Fair Value Measurements at December 31, 2014, Using			
	December 31, 2014	Quoted Prices In Active Markets for Inputs (Level 1)	Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Securities available-for-sale				
Marketable equity securities	**$ 1,359,600**	**$ -**	**$ 1,359,600**	**$ -**
Loan servicing rights	**1,852,969**	**-**	**1,852,969**	**-**

	Fair Value Measurements at December 31, 2013, Using			
	December 31, 2013	Quoted Prices In Active Markets for Inputs (Level 1)	Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Securities available-for-sale				
Marketable equity securities	$ 1,285,207	$ -	$ 1,285,207	$ -
Loan servicing rights	2,202,399	-	2,202,399	-

The following table includes assets measured at fair value on a non-recurring basis that have had a fair value adjustment since their initial recognition.

	Fair Value Measurements at December 31, 2014, Using			
	December 31, 2014	Quoted Prices In Active Markets for Inputs (Level 1)	Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Collateral-dependent impaired loans	**$ 1,056,879**	**$ -**	**$ 1,056,879**	**$ -**
Other real estate owned	**858,595**	**-**	**858,595**	**-**

	Fair Value Measurements at December 31, 2013, Using			
	December 31, 2013	Quoted Prices In Active Markets for Inputs (Level 1)	Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Collateral-dependent impaired loans	$ 3,370,508	$ -	$3,370,508	$ -
Other real estate owned	1,361,172	-	1,361,172	-

Impaired loans in the table above only include impaired loans for which a related specific reserve or partial charge-off is determined using collateral value, a fair value measure under GAAP. These impaired loans were written down from their initial carrying amount of $1,332,321 and $4,985,731 to their fair value of $1,056,879 and $3,370,508 at December 31, 2014 and 2013, respectively, resulting in an impairment charge through the allowance for loan losses.

REO is recorded at fair value less anticipated cost to sell. The fair value of REO is primarily based on property appraisals and an analysis of similar properties currently available.

The fair value of a financial instrument is the current amount that would be exchanged between willing parties, other than in a forced liquidation. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company's various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument. FASB ASC 825, *Financial Instruments*, which governs fair value disclosures for financial instruments, excludes certain financial instruments and all non-financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying fair value of the Company.

The following methods and assumptions were used by the Company in estimating fair value disclosures.

Cash and cash equivalents: The carrying amounts of cash and due from banks and interest-bearing deposits in banks approximate fair values.

Securities: The fair value of securities available-for-sale is determined by obtaining quoted prices on nationally-recognized securities exchanges or matrix pricing, which is a mathematical technique, used widely in the industry to value debt securities without relying exclusively on quoted prices for the specific securities, but rather by relying on the securities relationship to other benchmark quoted securities. Fair value of FHLB stock is not presented as FHLB redeems the stock at par value, based on the redemption provisions of FHLB, thus fair value is not reasonably determinable. During the second quarter of 2012, the Bank reclassified its shares in Auburn Bancorp, Inc. (Auburn) stock from Level 1 to Level 2 as Auburn filed a Form 15 with the Securities and Exchange Commission to voluntarily deregister its common stock.

Loans held for sale: Fair values of loans held for sale are based on commitments from investors or prevailing market prices, sale agreements, recent purchase offers and recent sale transactions for comparable assets.

Loans receivable: For variable-rate loans that re-price frequently and with no significant change in credit risk, fair values are based on carrying values. Fair values for other loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The fair value of impaired loans is primarily based upon appraisals by third-party appraisers and opinions by third-party brokers. The appraisals and opinions are based upon comparable prices for similar assets in active markets for residential real estate loans and less active markets for commercial loans.

Loan servicing rights: The fair value of loan servicing rights is primarily based upon a valuation model that calculates the present value of estimated net servicing income. This model incorporates certain assumptions that market participants would likely use in estimating future net servicing income, such as interest rates, prepayment speeds and the cost to service (including delinquency and foreclosure costs).

Accrued interest: The carrying amounts of accrued interest approximate fair value.

Deposit and mortgagors' escrow accounts: The fair values for demand deposits (e.g., interest and non-interest checking, passbook savings, and certain types of money market accounts) are, by definition, equal to the amount payable on demand at the reporting date (i.e., their carrying amounts). The carrying amounts of variable-rate, fixed-term money market accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregate expected monthly maturities on time deposits.

Securities sold under retail agreements to repurchase: The carrying amounts of borrowings under repurchase agreements maturing within one to four days from the transaction date approximate their fair values.

Federal Home Loan Bank advances: The fair value of those advances is estimated based on the discounted value of contractual cash flows. The discount rate is estimated using rates currently offered with similar remaining maturities.

Note payable: The fair value of the note payable approximates its carrying value.

Deferred compensation liabilities: The fair value of the deferred compensation liabilities approximates their carrying value.

Off-balance-sheet instruments: The Bank's off-balance-sheet instruments consist of loan commitments. Fair values for loan commitments have not been presented, as the future revenue derived from such financial instruments is not significant.

The following table presents the carrying amounts and estimated fair value for financial instrument assets and liabilities at December 31, 2014:

(dollars in thousands)	Carrying Amount	Fair Value	Fair Value Measurements at December 31, 2014 Using: Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets					
Cash and cash equivalents	$ 35,075	$ 35,075	$ 35,075	$ -	$ -
Securities available-for-sale	1,360	1,360	-	1,360	-
Securities held-to-maturity	81,852	84,311	-	84,311	-
Federal Home Loan Bank stock	3,816	N/A	-	-	-
Loans held for sale	6,717	6,717	-	-	6,717
Loans, net					
Commercial real estate	187,513	183,994	-	-	183,994
Commercial non-real estate	121,272	126,135	-	-	126,135
Commercial construction	6,998	6,678	-	-	6,678
Residential real estate	225,548	227,899	-	-	227,899
Home equity advances	73,546	73,104	-	-	73,104
Consumer	8,091	8,600	-	-	8,600
Loan servicing rights	1,853	1,853	-	1,853	-
Accrued interest receivable	1,743	1,743	-	1,743	-
Financial liabilities					
Deposits	656,952	657,867	-	657,867	-
Repurchase agreements	25,071	25,071	-	25,071	-
Federal Home Loan Bank advances	20,000	19,997	-	19,997	-
Deferred compensation liabilities	4,836	4,836	-	-	4,836
Mortgagors' escrow accounts	786	786	-	786	-
Note payable	9,000	9,000	-	-	9,000
Accrued interest payable	1,165	1,165	-	1,165	-

The following table presents the carrying amounts and estimated fair value for financial instrument assets and liabilities at December 31, 2013:

(dollars in thousands)	Carrying Amount	Fair Value	Fair Value Measurements at December 31, 2013 Using: Quoted Prices In Active Markets for Identical Assets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Unobservable Inputs (Level 3)
Financial assets					
Cash and cash equivalents	$ 30,232	$ 30,232	$ 30,232	$ -	$ -
Securities available-for-sale	1,285	1,285	-	1,285	-
Securities held-to-maturity	78,749	77,440	-	77,440	-
Federal Home Loan Bank stock	3,816	N/A	-	-	-
Loans held for sale	2,978	2,978	-	-	2,978
Loans, net					
Commercial real estate	180,218	176,999	-	-	176,999
Commercial non-real estate	121,262	127,246	-	-	127,246
Commercial construction	2,053	2,058	-	-	2,058
Residential real estate	184,836	188,255	-	-	188,255
Home equity advances	72,119	71,826	-	-	71,826
Consumer	9,392	9,674	-	-	9,674
Loan servicing rights	2,202	2,202	-	2,202	-
Accrued interest receivable	1,904	1,904	-	1,904	-
Financial liabilities					
Deposits	624,624	626,116	-	626,116	-
Repurchase agreements	17,566	17,566	-	17,566	-
Deferred compensation liabilities	4,931	4,931	-	-	4,931
Mortgagors' escrow accounts	994	994	-	994	-
Note payable	9,000	9,000	-	-	9,000
Accrued interest payable	713	713	-	713	-

The Bank of Maine

Schedule of Adjusted Net Worth

As of and for the year ended December 31, 2014

Title II Single Family Program Lenders' Adjusted Net Worth Computation

FHA servicing portfolio at December 31, 2014	$	6,853,025	(a)
FHA originations - FHA-insured Title II loan originations during the fiscal year	$	7,303,246	(b)
FHA purchases - FHA-insured Title II third-party originator purchases during the fiscal year	$	-	(c)
Total FHA loan activity [(d) = (a)+(b)+(c)]	$	14,156,271	(d)
FHA-insured Title II loan originations retained at fiscal year-end	$	948,723	(e)
FHA-insured Title II third-party originator purchases retained at fiscal year-end	$	-	(f)
Adjustments [(g) = (e)+(f)]	$	948,723	(g)
Total adjusted FHA loan activity [(h) = (d)-(g)]	$	13,207,548	(h)
Net worth required	**$**	**1,000,000**	(i)
Additional net worth required	$	-	(j)
Total net worth [(k) = (i)+(j)	**$**	**1,000,000**	(k)
Stockholders' equity (net worth) per balance sheet	$	99,138,236	(l)
Less unacceptable assets	$	4,089,182	(m)
Adjusted net worth [(n) = (l)-(m)	$	95,049,054	(n)
Minimum net worth required	$	1,000,000	(o)
Adjusted net worth above required minimum amount [(p)=(n)-(o)]	$	94,049,054	(p)

BerryDunn